UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

                                    Form SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        PACIFIC BASIN DEVELOPMENT, CORP.
                 (Name of small business issuer in its charter)


      New York                         6770                    Applied For
--------------------------------------------------------------------------------
(State of jurisdiction of        (Primary Standard           (I.R.S. Employer
incorporation or              Industrial Classification     Identification No.)
organization)                         Code Number)


           142 West Broadway, Council Bluffs, IA, 51503 (712)323-9445
           -----------------------------------------------------------
          (Address and telephone number of principal executive offices)

           142 West Broadway, Council Bluffs, IA, 51503 (712)323-9445
--------------------------------------------------------------------------------
(Address of Principal place of business of intended principal place of business)

           Gerald A. Adler, Two Grand Central Tower, 140 East 45th St,
                           New York, NY (212) 986-6850
           ----------------------------------------------------------
           (Name, address, and telephone number of agent for service)

Approximate date of proposed sale to the public as soon as practicable after the effective date of this Registration Statement and Prospectus.

                            By: Gerald A. Adler, Esq.
                            Two Grand Central Tower,
                      140 East 45th St, New York, NY 10019

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8 (a), may determine.


                                           CALCULATION OF REGISTRATION FEE

====================================================================================================
                                                   Proposed          Proposed
Title of Each Class of                               Maximum          Maximum
   Securities Being               Amount          Offering Price     Offering           Amount of
    Registered (1)           Being Registered     Per Share (2)      Price (2)      Registration Fee
Shares of Common Stock            550,000             $0.10            $55,000           $100.00
-----------------------------------------------------------------------------------------------------

Total                             550,000                              $55,000           $100.00
=====================================================================================================


(1)  Excludes 450,000 shares the Company sold to (3) persons at $.001 per share on June 17, 1996.

(2)  Estimated for purposes of computing the registration fee pursuant to Rule 457.


                                                          ii


Cross Reference Sheet Pursuant to Rule 404 (c)
Showing the Location In Prospectus of
Information Required by Items of Form SB-2

Part I.  Information Required in Prospectus
         ----------------------------------
Item
No.       Required Item                           Location or Caption
---       -------------                           -------------------

1.   Front of Registration Statement             Front of Registration
     and Outside Front Cover of                  Statement and outside
     Prospectus                                  front cover of Prospectus

2.   Inside Front and Outside Back               Inside Front Cover
     Cover Pages of Prospectus                   Page of Prospectus and
     Front cover Page of                         Outside
     Prospectus

3.   Summary Information and Risk                Prospectus Summary;
     Factors                                     High Risk Factors

4.   Use of Proceeds                             Use of Proceeds

5.   Determination of Offering                   Prospectus Summary
     Price                                       Determination of
                                                 Offering Price; High
                                                 Risk Factors

6.   Dilution                                    Dilution

7.   Selling Security Holders                    Not Applicable

8.   Plan of Distribution                        Plan of Distribution

9.   Legal Proceedings                           Litigation

10.  Directors, Executive Officers,              Management
     Promoters and Control Persons

11.  Security Ownership of certain               Principal Stockholders
     Beneficial Owners and Management            of Common Stock

12.  Description of Securities                   Description of Securities

13.  Interest of Named Experts and Counsel       Legal Opinions; Experts

14.  Disclosure of Commission Position on        Statement as to Idemnification
     Indemnification for Securities Act
     Liabilities

(continued)

Part I  Information Required in Prospectus        Caption in Prospectus

15.   Organization Within Last Five Years         Management, Certain
                                                  Transactions

16.  Description of Business                      Proposed Business,
                                                  Remuneration

17.  Management's Discussion and Analysis or      Proposed Business-
     Plan of Operation                            Plan of Operation

18.  Description of Property                      Proposed Business

19.  Certain Relationships and Related            Certain Transactions
     Transactions

20.  Market for Common Stock and Related          Prospectus Summary,
                                                  Stockholder Matters
                                                  Common Stock and Related
                                                  Stockholders Matters; Shares
                                                  Eigible for Future Sale

21.  Executive Compensation                       Remuneration

22.  Financial Statements                         Financial Statements

24.  Changes in and Disagreements with            Not Applicable
     Accountants on Accounting and
     Financial Disclosure
                                       iv

                                   PROSPECTUS
                         Pacific Basin Development Corp.
                            (A New York Corporation)
            550,00 Shares of Common Stock Offered at $0.10 per Share


     Pacific Basin Development Corp. (the "Company") hereby offers for sale 550,000 shares of common stock, $.001 par value per share (the "Shares) (Common Stock") at a purchase price of $0.10 per Share (the "Offering"). The Shares shall be sold exclusively by the Company on a "best-efforts, all or none basis" for a period of ninety (90) days (which may be extended an additional ninety
(90) days). This offering shall be conducted directly by the Company without the use of a professional underwriter or securities dealer. The Company's offering is being made in compliance with Rule 419 of Regulation C, pursuant to which the offering proceeds and the securities to be issued to purchasers will he placed in an escrow account (the "Escrow Account") until the offering has been reconfirmed by the Company's shareholders and a Business Combination (as hereinafter defined) consummated in accordance with the provisions of such Rule. Pursuant to Rule 3a5l-l(d) under the Securities Exchange Act, the securities being offered hereto constitute "penny stock," and as such, certain sales restrictions apply to these securities. (See "Risk Factors"). This offering is being made on a best efforts, all or none basis on behalf of the Company by the Company. (See "Description of Securities"). Up to 20% of the offering may be purchased by officers, directors, current shareholders of the Company, and any of their affiliates or associates.

================================================================================
                 Price to the Public                   Proceeds to the Company
--------------------------------------------------------------------------------
Per Share             $0.10                                    $0.10
--------------------------------------------------------------------------------
TOTAL (1)           $55,000.00                               $55,000.00
================================================================================

     (1) These Shares are offered by the Company on a "best-efforts, all or none basis.

     Pursuant to the terms of an escrow agreement (the "Escrow Agreement"), upon receipt by the Company, investors' funds will immediately be deposited in the Escrow Account which will be maintained by American Securities Transfer Company

(the "Escrow Agent"). All investors' checks or money orders must be made payable to "Pacific Basin Development Corp. and American Securities Transfer Company, as Escrow Agent." Unless all 550, 000 Shares have been sold, and $55,000 in payment therefor has been received in the Escrow Account within 90 days from the date hereof (the "Offering Period"), or within an additional 90 days if the Offering Period is extended by the Company (the "Extended Offering Period"), all funds held in the Escrow Account will be returned to investors in full, without interest thereon or deduction therefrom.

     Upon the sale of all 550,000 Shares within the Offering Period (or the Extended Offering Period), other terms of the Escrow Agreement which have been included therein to comply with Rule 419 (the "Rule 419 Escrow Provisions") will govern the treatment of the Shares purchased by investors and the investors' funds tendered in payment thereof. Pursuant to the Rule 419 Escrow Provisions, the Common Stock certificates evidencing the Shares are to be issued in the respective names of the investors and promptly deposited into the Escrow Account upon issuance. The investors' funds will remain as deposited in the Escrow Account except for up to 10% of the amount on deposit after such payments which may be released to the Company under Rule 419 (the "Deposited Funds.")

     Rule 419 permits 10% of the proceeds to be disbursed to the Company from the Rule 419 Escrow Account prior to the consummation of a Business Combination. The Company is entitled to 10% of the Deposited Funds of this offering, and the Company's current management intends to request release of these funds from the Escrow Account. The Company will receive the remainder of the Deposited Funds in the event a Business Combination is consummated pursuant to the provisions of Rule 419.

     (2) Before deducting offering expenses which include: Blue Sky fees, legal fees, accounting fees, printing fees, filing fees, estimated at $35,000.

     THE COMPANY IS CONDUCTING A BLANK CHECK OFFERING SUBJECT TO THE COMMISSION'S RULE 419 OF REGULATION C. THE OFFERING PROCEEDS, WHICH WILL BE $55,000, AND THE SECURITIES PURCHASED BY INVESTORS MUST BE DEPOSITED INTO AN ESCROW ACCOUNT (THE "DEPOSITED FUNDS" AND "DEPOSITED SECURITIES," RESPECTIVELY). WHILE HELD IN THE ESCROW ACCOUNT, THE DEPOSITED SECURITIES MAY NOT BE TRADED OR

TRANSFERRED. EXCEPT FOR AN AMOUNT UP TO 10% OF THE DEPOSITED FUNDS, $5,500, OTHERWISE RELEASABLE UNDER THE RULE, THE DEPOSITED FUNDS AND THE DEPOSITED SECURITIES MAY NOT BE RELEASED UNTIL AN ACQUISITION IS MADE WHICH MEETS THE CRITERIA SPECIFIED IN RULE 419, AND A SUFFICIENT NUMBER OF INVESTORS RECONFIRM THEIR INVESTMENT IN ACCORDANCE WITH RULE 419's PROCEDURES. PURSUANT TO THESE PROCEDURES, A NEW PROSPECTUS, WHICH DESCRIBES AN ACQUISITION CANDIDATE AND ITS BUSINESS AND INCLUDES AUDITED FINANCIAL STATEMENTS, WILL BE DELIVERED TO ALL INVESTORS. THE COMPANY MUST RETURN THE PRO RATA PORTION OF THE DEPOSITED FUNDS TO ANY INVESTOR WHO DOES NOT ELECT TO REMAIN AS AN INVESTOR. UNLESS A SUFFICIENT NUMBER OF INVESTORS ELECT TO REMAIN SO, ALL INVESTORS WILL BE ENTITLED TO THE RETURN OF THEIR PRO RATA PORTION OF THE DEPOSITED FUNDS AND NONE OF THE DEPOSITED SECURITIES WILL BE ISSUED TO INVESTORS. IN THE EVENT AN ACQUISITION IS NOT CONSUMMATED WITHIN 18 MONTHS OF THE EFFECTIVE DATE, THE DEPOSITED FUNDS WILL BE RETURNED ON A PRO RATA BASIS TO ALL INVESTORS. (SEE "INVESTORS" RIGHTS AND SUBSTANTIVE PROTECTIONS UNDER RULE 419.")

     AS INDICATED ABOVE, THE COMPANY'S OFFERING IS SUBJECT TO THE PROVISIONS OF RULE 419. WHILE HELD IN THE ESCROW ACCOUNT, RULE 15g-8 UNDER THE SECURITIES EXCHANGE ACT OF 1934 MAKES IT UNLAWFUL FOR ANY PERSON TO SELL OR OFFER TO SELL THE DEPOSITED SECURITIES (OR ANY INTEREST IN OR RELATED TO THE DEPOSITED SECURITIES). THUS, INVESTORS ARE PROHIBITED FROM MAKING ANY ARRANGEMENTS TO SELL THE DEPOSITED SECURITIES UNTIL THEY ARE RELEASED FROM THE ESCROW ACCOUNT (SEE "HIGH RISK FACTORS" AND "PROHIBITIONS AGAINST SALE OF SECURITIES BEFORE RELEASE FROM ESCROW.")

                         PACIFIC BASIN DEVELOPMENT CORP.
                                142 West BROADWAY
                           Council Bluffs, Iowa 51503


                  The date of this Prospectus is          , 1996

     THESE SECURITIES ARE HIGHLY SPECULATIVE, INVOLVE A HIGH DEGREE OF RISK, AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE "HIGH RISK FACTORS" FOR SPECIAL RISKS CONCERNING THE COMPANY AND "DILUTION" FOR INFORMATION CONCERNING DILUTION OF THE BOOK VALUE OF THE INVESTORS' SHARES FROM THE PUBLIC OFFERING PRICE.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE SHARES HAVE BEEN REGISTERED ONLY IN THE STATES OF NEW YORK AND NEBRASKA AND MAY ONLY BE TRADED IN SUCH STATES. PURCHASERS OF SUCH SECURITIES EITHER IN THIS OFFERING OR IN ANY SUBSEQUENT TRADING MARKET WHICH MAY DEVELOP MUST BE RESIDENTS OF NEW YORK OR NEBRASKA. THE COMPANY WILL AMEND THIS PROSPECTUS FOR THE PURPOSE OF DISCLOSING ADDITIONAL STATES, IF ANY, IN WHICH THE COMPANY'S SECURITIES ARE REGISTERED. (SEE "HIGH RISK FACTORS- STATE LAW VIOLATIONS.")

     PRIOR TO THIS OFFERING THERE HAS BEEN NO PUBLIC MARKET FOR THE COMMON STOCK OF THE COMPANY. THERE IS NO ASSURANCE THAT ANY TRADING MARKET IN THESE SECURITIES WILL EVER DEVELOP.

================================================================================
                                  Price to              Proceeds to
                                 the Public            the Company (2)
--------------------------------------------------------------------------------
Per Share                          $0.10                   $0.10
--------------------------------------------------------------------------------
TOTAL (1)                        $55,000.00              $55,000.00
================================================================================

     (1) These Shares are offered by the Company on a "best-efforts, all or none basis".

     Pursuant to the terms of the Escrow Agreement (the "Escrow Agreement"), upon receip by the Company, investors, funds will immediately be deposited in the Escrow Account which will be maintained by American Securities Transfer

Company 1825 Lawrence St. Denver, CO 80202 (the "Escrow Agent"). All investors' checks or money orders must be made payable to "Pacific Basin Development Corp., and American Securities Transfer Company, as Escrow Agent. Unless all 550,000 Shares have been sold, and $55,000 in payment therefor has been received in the Escrow Account within 90 days from the date hereof (the "Offering Period"), or within an additional 90 days if the Offering Period is extended by the Company (the "Extended Offering Period", all funds held in the Escrow Account will be returned to investors in full, without interest thereon or deduction therefrom.

     Upon the sale of all 550,000 Shares within the Offering Period (or the Extended Offering Period), other terms of the Escrow Agreement which have been included therein to comply with Rule 419 (the "Rule 419 Escrow Provisions") will govern the treatment of the Shares purchased by investors and the investors' funds tendered in payment thereof. Pursuant to the Rule 419 Escrow Provisions, the Common Stock certificates evidencing the Shares are to be issued in the respective names of the investors and promptly deposited into the Escrow Account upon issuance. The investors' funds will remain as deposited in the Escrow Account except for up to 10% of the amount on deposit after such payments which may be released to the Company under Rule 419 (the "Deposited Funds.")

     Rule 419 permits 10% of the proceeds to be disbursed to the Company from the Rule 419 Escrow Account prior to the consummation of a Business Combination. The Company is entitled to 10% of the Deposited Funds of this offering, and the Company's current management intends to request release of these funds from the Escrow Account. The Company will receive the remainder of the Deposited Funds in the event a Business Combination is consummated pursuant to the provisions of Rule 419.

(2) Before deducting offering expenses which include: Blue Sky fees, legal fees, accounting fees, printing fees, filing fees, estimated at $35,000.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Registration Statement") on Form SB-2 under the Securities Act of 1933, as amended, with respect to the Shares offered hereby. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Company will be subject to the reporting requirements of the Securities Exchange Act of 1934 (the Exchange Act), but is currently not a reporting company. The Company will file periodic reports voluntarily in the event that its obligation to file such reports is suspended under Section 15(d) of the Exchange Act. The reports and other information filed by the Company may be inspected and copied at the public reference facilities of the commission in Washington, D.C., and at some of its regional offices, e.g., the Northeast Regional Office, 7 World Trade Center, 13th Floor, New York, New York, 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C., 20549, at prescribed rates. Descriptions contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are not necessarily complete and each such description is qualified by reference to such contract or document.

     The Company intends to furnish to its stockholders, after the close of each fiscal year, an annual report relating to the operations of the Company and containing audited financial statements examined and reported upon by an independent certified public accountants. In addition, the Company may furnish to stockholders such other reports as may be authorized, from time to time, by the Board of Directors. The Company's year end is December 31.

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE

UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SHALL NOT UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF; HOWEVER, ANY CHANGES THAT MAY HAVE OCCURRED ARE NOT MATERIAL TO AN INVESTMENT DECISION. IN THE EVENT THERE HAS BEEN ANY MATERIAL CHANGES IN THE AFFAIRS OF THE COMPANY, A POST-EFFECTIVE AMENDMENT WILL BE FILED. THE COMPANY RESERVES THE RIGHT TO REJECT ANY ORDER, IN WHOLE OR IN PART, FOR THE PURCHASE OF ANY OF THE SHARES OFFERED HEREBY.

Until 90 days after the date when the Deposited Funds and Deposited securities are released from the Escrow Account, all dealers effecting transactions in the Common Stock, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.








                    -This space is intentionally left blank-

TABLE OF CONTENTS

PROSPECTUS SUMMARY..........................................................1
The Company.................................................................1
The Offering................................................................2
Offering Conducted in Compliance with Rule 419..............................2
High Risk Factors...........................................................3
Determination of Offering Price.............................................3
Use of Proceeds.............................................................3
SUMMARY FINANCIAL INFORMATION...............................................5
INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTION
UNDER RULE 419..............................................................6
Deposit of Offering Proceeds and Securities.................................6
Prescribed Acquisition Criteria.............................................7
Post-Effective Amendment....................................................8
Reconfirmation Offering.....................................................8
Release of Deposited Securities and Deposited Funds.........................9
HIGH RISK FACTORS..........................................................10
DILUTION...................................................................23
USE OF PROCEEDS............................................................25
CAPITALIZATION.............................................................28
MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS..................................................29
PROPOSED BUSINESS..........................................................31
History and Organization...................................................31
Plan of Operation..........................................................31
Evaluation of Business Combinations........................................34
Business Combinations......................................................35
Regulation.................................................................37
Employees..................................................................38
Facilities.................................................................38
MANAGEMENT.................................................................39
Biography..................................................................39
Other Blank Check Companies................................................40
Prior Blank Check Offerings................................................40
Conflicts of interest......................................................40
Remuneration...............................................................41
Management Involvement.....................................................42
Management Control.........................................................42
STATEMENT AS TO INDEMNIFICATION............................................42
MARKET FOR THE COMPANY'S COMMON STOCK......................................43
CERTAIN TRANSACTIONS.......................................................44
PRINCIPAL STOCKHOLDERS.....................................................45

DESCRIPTION OF SECURITIES..................................................46
Common Stock...............................................................46
Preferred Stock............................................................47
Future Financing...........................................................47
Reports to Stockholders....................................................48
Dividends..................................................................48
Transfer Agent.............................................................48
PLAN OF DISTRIBUTION.......................................................48
Method of Subscribing......................................................50
EXPIRATION DATE............................................................51
LITIGATION.................................................................51
LEGAL OPINIONS.............................................................51
EXPERTS....................................................................51
FURTHER INFORMATION........................................................51
FINANCIAL STATEMENTS

                               PROSPECTUS SUMMARY
                               ------------------

     The following is a summary of certain information contained in this prospectus and is qualified in its entirety by the more detailed information and financial statements (including notes thereto) appearing elsewhere in the prospectus and in the Registration Statement. Investors should carefully consider the information set forth in this prospectus under the heading "High Risk Factors".


The Company
-----------

     Pacific Basin Development Corp. (the "Company'), was organized under the laws of the State of New York on June 12, 1996. The Company was organized as a vehicle to acquire or merge with a business or company, (the "Target Business") (a "Business Combination"). Management believes that the Company's characteristics as an enterprise with liquid assets, nominal liabilities, and flexibility in structuring will make the Company an attractive combination candidate. None of the Company's officers, directors, promoters, their affiliates or associates have had any preliminary contact or discussions and there are no present plans, proposals, arrangements or understandings with any representative of the owners of any business regarding the possibility of an acquisition or merger transaction. The Company does not intend to engage in the business of investing, reinvesting or trading in securities as its primary business or pursue any business which would render the Company an "Investment Company" pursuant to the Investment Company Act of 1940.

     Since the organization of the Company, its activities have been limited to the sale of initial shares in connection with its organization and its preparation in producing a registration statement and prospectus for its initial public offering. The Company will not engage in any substantive commercial business following the offering. ("See "Proposed Business.")

     The Company maintains its office at 142 West Broadway, Council Bluffs, Iowa 51503. The Company's phone number is 712-323-9445.

The Offering
------------

Securities offered                          550,000 Shares of Common   Stock,
                                            $.001 par value, being offered at
                                            $0.10 per Share.  (See "Description
                                            of Securities".)

Common Stock outstanding                    450,000 shares
prior to the offering

Common Stock to be
outstanding after                           1,000,000 shares
the offering


Offering Conducted in Compliance with Rule 419
----------------------------------------------

     The Company is a blank check company and consequently this offering is being conducted in compliance with the Commission's Ryle 419. Investors have certain reights and will receive the substantive protection provided by the rule. To that end, the securities purchased by investors and the funds received in the offering will be deposited and held in the Escrow Account until an acquisition can be completed and before the Deposited Funds and Deposited Securities can be released to the Company and the investors, respectively, the Company is required to update the Registration Statement with a post-effective amendment, and within the five days after the effective date thereof, the Company is required to furnish investors with the prospectus produced thereby containing the terms of a reconfirmation offer and information regarding the proposed acquisition candidate and its business including audited financial statements. According to Rule 419, investors must have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to decide to reconfirm their investment and remain an investor, or alternately, require the return of their investment, minus certain deductions. Any investor not making any decision within said 45 day period will automatically have his investment funds returned. The rule further provides that if the Company does not complete an acquisition meeting the specified criteria within 18 months of the Effective Date, all of the Deposited Funds in the Escrow Account must be returned to investors. If the offering period is extended to its limit (6 months), the Company will have only 12 months; in which to consummate a merger or acquisition.

     (See "Investors Rights and Substantive Protection Under Rule 419 - Reconfirmation Offering.")

High Risk Factors
-----------------

     Investments in the securities of the Company are highly speculative, involve a high degree of risk, and should be purchased only by persons who can afford to lose their entire investment. See "High Risk Factors" for special risks concerning the Company and "Dilution" for information concerning dilution of the book value of the investors shares from the public offering. (See "High Risk Factors" and "Dilution.")

Determination of offering Price
-------------------------------

     The offering price of $0.10 per Share for the Shares offered hereby has been arbitrarily determined by the Company. This price bears no relation to the Company's assets, book value, or any other customary investment criteria, including the Company's prior operating history. Among factors considered by the Company in determining the offering price were estimates of the Company's business potential, the limited financial resources of the Company, the amount of equity and control desired to be retained by the present shareholders, the amount of dilution to public investors and the general condition of the securities markets. (See"Determination of Offering Price" and "High Risk Factors.")

Use of Proceeds
---------------

     Of the $55,000 offering proceeds deposited into the Escrow Account (the "Deposited Funds"), 10% ($5,500) may be released to the Company prior to a reconfirmation offering whereby investors reconfirm their investment in accordance with procedures proscribed by Rule 419. (See "Investors' Rights and Substantive Protection Under Rule 419-Reconfirmation Offering."). The Company is entitled to such funds, and the Company's current management intends to request release of these funds from the Escrow Account. The Company will receive the remainder of the Deposited Funds in the event a Business Combination is consummated pursuant to the provisions of Rule 419. The Deposited Funds will remain in the non-interest-bearing Escrow Account maintained by American Securities Transfer Company, which company is to act as Escrow Agent pursuant to Rule 419 of Regulation C. No portion of the Deposited Funds will be expended to acquire a Target Business. The Deposited Funds will be transferred to the Target

Company when a Business Combination is effected. To the extent that the Common Stock is used as consideration to effect a Business Combination, the balance of the Deposited Funds expended will be used to finance the operation of the Target Business. The Company has incurred a debt of $17,000 and will incurr an additional debt of $18,000 for offering expenses. However, the debt will be paid only out of proceeds from the succussful Business Combination. Management is not aware of any circumstances under which this policy, through their own initiative, may be changed. Accordingly, no portion of the proceeds are being used to repay debt. Based on a written agreement amongst members of management, management may not accrue compensation prior to the consummation of a Business Combination. Management is not aware of any circumstances under which such policy through their own initiative may be changed. Since the role of present management after a Business Combination is uncertain, the Company has no ability to determine what remuneration, if any, will be paid to such persons after such Business Combination. (See "Use of Proceeds.")

                          SUMMARY FINANCIAL INFORMATION
                          -----------------------------

The following is a summary of the Company's consolidated financial information and is qualified in its entirety by the audited financial statements appearing herein.

                  For the Period June 12, 1996 to June 30, 1996
                                    (audited)


Statement of Income Data:
  Net Sales..............................         $   0
  Net Income.............................         $(259)
  Net Income Per Share. .................         $   0
  Shares Outstanding...... ..............       450,000


                                                  As of
                                               June 30, 1996     After Offering
                                               -------------     --------------

Balance Sheet Data
 Working Capital............................    $   191            $55,191
 Total Assets...............................    $17,450            $55,450
 Long Term Debt.............................    $     0            $     0
 Total Liabilities..........................    $17,259            $35,259
 Shareholders' Equity.... ..................    $   191            $20,191

INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419
-----------------------------------------------------------

Deposit of Offering Proceeds and Securities
-------------------------------------------

     Rule 419 requires that offering proceeds after deduction for underwriting commissions, underwriting expenses and dealer allowances, if any, and the securities purchased by investors in this offering, be deposited into an escrow or trust account (the "Deposited Funds" and "Deposited Securities," respectively) governed by an agreement which contains certain terms and provisions specified by the Rule. Under Rule 419, the Deposited Funds and Deposited Securities will be released to the Company and to the investors, respectively, only after the Company has met the following three basic conditions. First, the Company must execute an agreement(s) for an acquisition(s) meeting certain prescribed criteria. Second, the Company must file a post-effective amendment to the Registration Statement which includes the terms of a reconfirmation offer that must contain conditions prescribed by the rules. The post-effective amendment must also contain information regarding the acquisition candidate(s) and its business(es), including audited financial statements. Third, the Company must conduct the reconfirmation offer and satisfy all of the prescribed conditions, including the condition that a certain minimum number of investors must elect to remain investors. After the Company submits a signed representation to the, escrow agent that the requirements of Rule 419 have been met and after the acquisition(s) is consummated, the escrow agent can release the Deposited Funds and Deposited Securities.

     Accordingly, the Company has entered into an escrow agreement with American Securities Transfer Company, 1825 Lawrence St. Suite 444, Denver, CO 80802 (the "Escrow Agent") which provides that:

     (1) The proceeds are to be deposited into the Escrow Account maintained by the Escrow Agent promptly upon receipt. Rule 419 permits 10% of the Deposited Funds to be released to the Company prior to the reconfirmation offering. The Deposited Funds and any dividends or interest thereon, if any, are to be held for the sole benefit of the investors and can only be invested in bank deposits, in money market mutual funds or federal government securities or securities for which the principal or interest is guaranteed by the federal government.

     (2) All securities issued in connection with the offering and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends or similar rights are to be deposited directly into the Escrow Account promptly upon issuance. The identity of the investors are to be included on the stock certificates or other documents evidencing the Deposited Securities. The Deposited Securities held in the Escrow Account are to remain as issued, and are to be held for the sole benefit of the investors who retain the voting rights, if any, with respect, to the Deposited Securities held in their names. The Deposited Securities held in the Escrow Account may not be transferred, disposed of nor any interest created therein other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or Table I of the Employee Retirement Income Security Act.

     (3) Warrants, convertible securities or other derivative securities relating to Deposited Securities held in the Escrow Account may be exercised or converted in accordance with their terms; provided that, however, the securities received upon exercise or conversion together with any cash or other consideration paid in connection with the exercise or conversion are to be promptly deposited into the Escrow Account.

Prescribed Acquisition Criteria
-------------------------------

     Rule  419  requires  tha  before  the  Deposited  Funds  and the  Deposited
Securities can be released, the Company must first execute an agreement to acquire an acquisition candidate(s) meeting certain specified criteria. The agreement(s) must provide for the acquisition(s) of a business(es) or assets for which the fair value of the business represents at least 80% of the maximum offering proceeds. The Agreement(s) must include, as a condition precedent to their consummation, a requirement that the number of investors representing 80% of the maximum offering proceeds must elect to reconfirm their investment. For purposes of the offering, the fair value of the business(es) or assets to be acquired must be at least $44,000 (80% of $55,000).

Post-Effective Amendment
------------------------

     Once the agreement(s) governing the acquisition(s) of a business(es) meeting the above criteria has been executed, Rule 419 requires the Company to update the registration statement with a post-effective amendment. The post-effective amendment must contain information about the proposed acquisition candidate(s) and its business(es), including audited financial statements, the results of this offering and the use of the funds disbursed from the Escrow Account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer must include certain prescribed conditions which must be satisfied before the Deposited Funds and Deposited Securities can be released from escrow.

Reconfirmation Offering
-----------------------

     The reconfirmation offer must commence after the effective date of the post-effective amendment. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

     (1) The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the Escrow Account within 5 business days after the effective date of the post-effective amendment.

     (2) Each investor will have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to notify the Company in writing that the investor elects to remain an investor.

     3) If the Company, does not receive written notification from any investor within 45 business days following the Effective Date, the pro rata portion of the Deposited Funds (and any related interest or dividends) held in the Escrow Account on such investor's behalf will be returned to the investor within 5 business days by first class mail or other equally prompt means.

     (4) The acquisition(s) will be consummated only if a minimum number of investors representing 80% of the maximum offering proceeds equaling $44,000 elect to reconfirm their investment.

     (5) If a consummated acquisition (s) has not occurred by (18 months from the date of this prospectus), the Deposited Funds held in the Escrow Account shall be returned to all investors on a pro rata basis within 5 business days by first class mail or other equally prompt means.

Release of Deposited Securities and Deposited Funds
---------------------------------------------------

     The Deposited Funds and Deposited Securities may be released to the Company and the investors, respectively, after:

     (1) The Escrow Agent has received a signed representation from the Company and any other evidence acceptable by the Escrow Agent that:

     (a) "The Company has executed an agreement for the acquisition(s) of a Target Business(es) for which the fair market value of the business represents at least 80% of the maximum offering proceeds and has filed the required post-effective amendment;

     (b) The post-effective amendment has been declared effective, that the mandated reconfirmation offer having the conditions prescribed by Rule 419 has been complied and that the Company has satisfied all of the prescribed conditions of the reconfirmation offer.

     (2) The acquisition(s) of the business(es) with the fair value of at least 80% of the maximum proceeds.







                     This space is intentionally left blank

                                HIGH RISK FACTORS
                                -----------------

THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE IN NATURE AND INVOLVE AN EXTREMELY HIGH DEGREE OF RISK AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE "DILUTION" FOR INFORMATION CONCERNING DILUTION OF THE BOOK VALUE OF THE INVESTORS' SHARES FROM THE PUBLIC OFFERING.

     1. Anticipated Change in Control and Management. If the initial public offering is completely sold, management and current shareholders, will own approximately 45% of the Common Stock of the Company. Therefore, management and current shareholders would continue to control the Comnany and be able to elect all the directors to the board of directors. Upon the successful completion of a Business Combination, the Company anticipates that it will have to issue to the Target Company authorized but unissued Common Stock in the Company which when issued will comprise a majority of the then issued and outstanding shares of Common Stock of the Company. Therefore, the Company anticipates that upon the consummation of a Business Combination there will be a change of control in the Company which will most likely result in the resignation or removal of the Company's present officers and directors. If there is a change in management, no assurance can be given as to the experience or qualification of such persons either in the operation of the Company's activities or in the operation of the business, assets or property being acquired. (See "Proposed Business.")

     2. New Business Development Stage. The Company was incorporated in the State of New York on June 12, 1996, and has had no operations to date. The Company was formed to serve as a vehicle to effect a Business Combination. There is no assurance the Company's intended acquisition or merger activities will be successful or result in revenue or profit to the Company. Since the Company has not yet attempted to seek a Business Combination, and due to the Company's lack of experience, there is only a limited basis upon which to evaluate the Company's prospectus for achieving its intended business objectives. The Company faces all the risks which are associated with any new business. Any investment in this Company should be considered an extremely high risk investment. As of the date of this prospectus, the Company has not entered into or negotiated any arrangements for a Business Combination with a Target Business. (See "Proposed Business.")

     3. Use of Proceeds. 90% of the net proceeds of this offering, pursuant to Rule 419, must be held in escrow pending the consummation of a Business Combination which transaction must occur within eighteen (18) months of the Effective Date herein. The funds from this offering may not be sufficient in order for the Company to find a Business Combination. Rule 419 permits 10% of the net proceeds to be disbursed to the Company from the Rule 419 Escrow Account prior to the consummation of a Business Combination. The Company intends to request release of this money. In the event the Company does not request release of these funds, the Company will receive these funds in the event a business combination is consummated in accordance with Rule 419. (See "Use of Proceeds", "Business" and "Investors' Rights and Substantive Protection under Rule 419.")

     4. No Access to Investors' Funds while held in Escrow. The Company is offering for sale 550,000 Shares, at $0.10 per Share. The maximum offering period is six months.

     There is no commitment by any other person to purchase all or any portion of the Shares offered hereby, and consequently there is no assurance that all 550,000 Shares will be sold during the Offering Period. Investors have no right to the return or the use of their funds and cannot earn interest thereon until conclusion of the offering which may continue for a period of up to six months after the Effective Date. Even upon the sale of the 550,000 Shares, the investors funds (reduced to reflect payments for expense amounts, if any, otherwise released as permitted by Rule 419) may remain in the Escrow Account, which is non-interest bearing, and the investors will have no right to the return of or the use of their funds for a period of 18 months from the Effective Date.

     Investors will be offered return of their pro rata portion of the funds held in escrow only in connection with the reconfirmation offering required to be conducted upon execution of an agreement to acquire a target business which represents 80% of the maximum offering proceeds. If the Company is unable to locate a Target Business meeting the above acquisition criteria, investors will have to wait 18 months from the Effective Date before a pro rata portion of their funds is returned without interest thereon.

     5. Failure of Sufficient Number of Investors to Reconfirm Investment. A Business Combination with a Target Business cannot be consummated unless, in connection with the reconfirmation offering required by Rule 419, the Company can successfully convince a sufficient number of investors representing 80% of the maximum offering proceeds to elect to reconfirm their investments. If, after completion of the reconfirmation offering, a sufficient number of investors do not reconfirm their investment, the business combination will not be consummated. In such event, none of the Deposited Securities held in escrow will be issued and the Deposited Funds will be returned to investors on a pro rata basis.

     Up to 20% of the Shares may be purchased by officers, directors, current shareholders of the Company and any of their affiliates or associates. Shares purchased by such insiders will be included in determining whether investors representing 80% of the maximum offering proceeds elect to reconfirm their investment. The substantive benefit of an objective 80% reconfirmation by investors may he reduced, as it is likely that such insiders will elect to reconfirm a proposed Business Combination.

     6. Extremely Limited Capitalization. As of June 30, 1996, the Company had assets of $17,450 and $17,259 of liabilities. There was $450 available in the Company's treasury as of June 30, 1996. Upon the sale of all the Shares in this offering, the Company will receive net proceeds of approximately, $55,000, all of which must be deposited in the Escrow Account. $5,500 may be used by the Company as capital in order to seek a Business Combination. The Company's management intends to request release of these funds from escrow. In the event the Company does not request release of these funds, the Company will receive the funds in the event a Business Combination is consummated in accordance with Rule 419. The costs of conducting the Company's business activities will be paid by the money in the Company's treasury. Assuming suitable prospects are identified, if ever, the Company may be unable to complete an acquisition or merger due to a lack of sufficient funds. Therefore, the Company may require additional financing in the future in order to consummate a Business Combination. Such financing may consist of the issuance of debt or equity securities. The Company can not give any assurances that such funds will be available, if needed, or whether they will be available on terms acceptable to the Company. It is unlikely that the Company will need additional funds, but it may occur if a Target Company insists the Company obtain additional capital. Such financing will not occur without shareholder approval. The Company has borrowed $17,000 from one of its offerciers and directors and will borrow an additional $18,000 for the payment of the Company's offering expenses. The debt, however, will be repaid out of proceeds of a successful Business Combination. If the Company does not consummate an acquisition or purchase within 18 months of the Effective Date, the Company must return all the funds, minus certain deductions, back to the investors. (See "Use of Proceeds," Proposed Business," and "Investors' Rights and Substantive Protection Under Rule 419.")

     7. No Transfer of Escrowed Securities. No transfer or other disposition of the Deposited Securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title 7 of the Employee Retirement Income Security Act, or the rules thereunder. Pursuant to Rule 15g-8, it is unlawful for any person to sell or offer to sell the securities (or any interest in or related to the securities) held in the Rule 419 Escrow Account other than pursuant to a qualified domestic relations order (i.e., divorce proceedings). Therefore, any and all contracts for sale to be satisfied by delivery of the Deposited Securities (e.g, contracts for sale on a when as, and if issued basis) and sales of derivative securities to be settled by delivery of the securities are prohibited. It is further prohibited to sell any interest in the Deposited Securities (or any derivative securities) whether or not physical delivery is required. (See "Investors' Rights and Substantive Protection Under Rule 419.11)

     8. No Assurances of a Public Market. Pursuant to Rule 419, all securities purchased in an offering by a blank check company, as well as securities issued in connection with an offering to underwriters, promoters or others as compensation or otherwise, must be placed in the Rule 419 Escrow Account. These securities will not be released from escrow until the consummation of a merger or acquisition as provided for in Rule 419. There is no present market for the Common Stock of the Company and there is no likelihood of any active and liquid public trading market developing following the release of securities from the Rule 419 account. Thus, shareholders may find it difficult to sell their shares. To date, neither the Company nor anyone acting on its behalf has taken any affirmative steps to request or encourage any broker dealer to act as a market maker for the Company's Common Stock. Further, there have been no discussions or understandings, preliminary or otherwise, between the Company or anyone acting on its behalf and any maker regarding the participation of any such market maker in the future trading market, if any, for the Company's Common Stock. Present management of the Company has no intention of seeking a market maker for the Company's Common Stock at any time prior to the reconfirmation offer to be conducted prior to the consummation of a Business Combination. The officers of the Company after the consummation of a Business Combination may employ consultants or advisors to obtain such market makers. Management expects that discussions in this area will ultimately be initiated by the management of the Company in control of the entity after a Business Combination is reconfirmed by the stockholders. There is no likelihood of any active and liquid trading market for the Company's Common Stock developing. (See "Market for the Company's Common Stock" and "Investors' Rights and Substantive Protection under Rule 419.")

     9.  Unspecified  Industry and Acquired  Business;  Unascertained  Risks. To
date, the Company has not selected any particular industry in which to concentrate its Business Combination efforts. In relation to its competitors, the Company is and will continue to be an insignificant participant in the business of seeking Business Combinations. A large number of established and well financed entities, including venture capital firms, have recently increased their merger and acquisition activities. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than the Company and, consequently, the Company will be at a competitive disadvantage in identifying suitable merger or acquisition candidates and successfully consummating a proposed merger or acquisition. Also, the Company will be competing with a large number of other small, blank check companies. (See "Conflicts of Interest - Management's Fiduciary Duty" and "Business.")

     10.  Conflict  of  Interest-Management's  Fiduciary  Duties.  A conflict of interest may arise between management's personal pecuniary benefits and management's fiduciary duty to the shareholders of the Company. Investors should note that the present shareholders of the Company, will own approxately 45% of the Company after the offering is completed and would therefore have continuing control of the Company. Michael A. Abboud, President of the Company, and Elizabeth Kish, Secretary of the Company, collectively own 400,000 shares, comprising 88.89% of the shares before the offering and 40% after the offering. Thus, Management of the Company beneficially owns 450,000 shares, which comprise 100% of the Company before the offering and 45% after the offering. Further, management's interest in their own pecuniary benefit may at some point compromise their fiduciary duty to the Company's shareholders. No proceeds from this offering will be used to purchase directly or indirectly any shares of the Common Stock owned by management or any present shareholder, director or promoter. (See "Management.")

     11. Conflicts of Interest. The Company's directors and officers are or may become, in their individual capacities, officers, directors, controlling shareholders and/or partners of other entities engaged in a variety of businesses. Each officer and director of the Company is engaged in business activities outside of the Company, and the amount of time they devote to the Company's business will only be about 15 hours each per month. There exists potential conflicts of interest including, among other things, time, effort and Business Combinations with such other business entities. Conflicts with other blank check companies with which members of Management may become affiliated in the future may arise in the pursuit of Business Combinations. To aid the resolution of such conflicts the Company will adopt a procedure whereby a special meeting of the Company's shareholders will be called to vote upon a Business Combination with an affiliated entity, and shareholders who also hold securities of such affiliated entity will be required to vote their shares of the Company's stock in the same porportion as the Company's publicly held shares are voted. Such procedure shall be in the form of an oral agreement between Management and the Company.

     Potential conflicts of interest may exist where there are competing searches for combination candidates among blank check affiliates.

     The Company's officers and directors are not currently involved in other blank check companies. The Company's officers and directers may be involved as officers and directors of other blank check companies in the future. A potential conflict of interest may result if and when any officer of the Company becomes an officer or director of another Company, especiaIly another blank check company. There is presently no requirement contained in the Company's Articles of Incorporation, Bylaws or minutes which requires that officers and directors of the Company disclose to the Company Target Businesses which come to their attention. The officers and directors do, however, have a fiduciary duty of loyalty to the Company to disclose to the Company any Target Businesses which come to their attenticn in their capacity as an officer and/or director of the Company or otherwise. Included in this duty would be Target businesses which the person learns about through his involvement as an officer and director of another Company. The Company will not purchase the assets of any Company which is beneficially owned by any officer, director, promoter or affiliate or associate of this Company. Management plans on examining a Target Business's finanicial statements (including balance sheets, statements of cash flow, stockholders' equity, etc) its assets and liabilities and its projections for future growth. This information will also be considered by the shareholders who, based on this information, will determine, as part of the Rule 419 reconfirmation offering, whether a merger with such a Target Business is "beneficial" to the Company. (See "Management.")

     12. Potential Related Party Business Combination. The Company may acquire a business in which the Company's promoters, management or their affiliates own a beneficial interest. In such event, such transaction may be considered a related party transaction not at arms-lengh. No related party transaction is presently contemplated. If in the event a related party transaction is contemplated some time in the future, the Company intends to seek shareholder approval through a vote of shareholders. However, shareholders objecting to any such related party transaction will be able only to request the return of the pro-rata portion of their invested funds held in escrow in connection with the reconfirmation offering to be conducted in accordance with Rule 419 upon execution of the acquisition agreement.

     13. Possible Disadvantages of Blank Check Offering. The Company's business may involve the acquisition of or merger with a company which does not need substantial additional capital but which desires to establish a public trading market for its shares. A company which seeks the Company's participation in attempting to consolidate its operations through a merger, reorganization, asset acquisition, or some other form of combination may desire to do so to avoid what they may deem to be adverse consequences of themselves undertaking a public offering. Factors considered may include time delays, significant expense, loss of voting control and the inability or unwillingness to comply with various federal and state laws enacted for the protection of investors. In making an investment in the Company, investors should recognize that they may be doing so under terms which may ultimately be less favorable than making an investment directly in a company with a specific business. Investors herein may not be afforded an opportunity to specifically approve or consent to any particular stock buy-out transaction. (See "Proposed Business.")

     14. Lack of Market Research or Identification of Acquisition, or Merger Candidate. The Company has neither conducted nor have others made available to it results of market research concerning the feasibility of a Business Combination with a Target Business. Therefore, management has no assurances that market demand exists for an acquisition or merger as contemplated by the Company. Management has not identified any particular industry or specific business within an industry for evaluation by the Company. There is no assurance the Company will be able to form a Business Combination with a Target Business on terms favorable to the Company. (See "Proposed Business.")

     15. Success Dependent on Management. The Company's officers and directors have only limited experience in the business activities in which the Company intends to engage. Management believes it has sufficient experience to implement the Company's plan, although there is no assurance that additional managerial assistance will not be required. Success of the Company depends on the active participation of its officers. These officers have not entered into employment agreements with the Company and they are not expected to do so in the foreseeable future. The Company has not obtained key man life insurance on any of its officers or directors. (See "Proposed Business", "Management" and "Use Of Proceeds.")

     16. No Current Contemplated Business Combinations. As of the date of this prospectus, none of the Company's officers, directors, promoters, their affiliates or associates have had any preliminary contact or discussions and there are no present plans, proposals, arrangements or understandings with any representatives of the owners of any business (Target Business) regarding the possibility of a Business Combination.

     17. Lack of Diversification. In the event the Company is successful in identifying and evaluating a suitable Business Combination, the Company will in all likelihood, be required to issue its Common Stock in an acquisition or merger transaction. Inasmuch as the Company's capitalization is limited and the issuance of additional Common Stock will result in a dilution of interest for present and prospective shareholders, it is unlikely the Company will be capable of negotiating more than one acquisition or merger. Consequently, the Company's lack of diversification may subject the Company to economic fluctuation within a particular industry in which a Target Company conducts business. (See "Proposed Business.")

     18. Regulation. Although the Company will be subject to regulation under the Securities Act of 1933 and the Securities Exchange Act of 1934, Management believes the Company will not be subject to regulation under the Investment Company Act of 1940. The regulatory scope of the investment Company Act of 1940, as amended (the "Investment Company Act"), was enacted principally for the purpose of regulatory vehicles for pooled investments in securities, extends generally to Companies primarily in the business of investing, reinvesting, owning, holding or trading securities. The Investment Company Act may, however, also be deemed to be applicable to a Company which does not intend to be characterized as an Investment Company but which, nevertheless, engages in activities which may be deemed to be within the definition of the scope of certain provisions of the Investment Company Act. The Company believes that its principle activities will not subject it to regulation under the Investment Company Act. Nevertheless, there can be no assurances that the Company will not be deemed to be an Investment Company. The funds may be invested primarily in certificates of deposit, interest bearing savings accounts or government securities. In the event the Company is deemed to he an Investment Company the Company may be subject to certain restrictions relating to the Company's activities, including restrictions on the nature of its investments and the issuance of securities. The Company has obtained no formal determination from the Securities and Exchange Commission as to the status of the Company under the Investment Company Act of 1940.

     19. Taxation. In the course of any acquisition or merger the company may undertake, a substantial amount of attention will be focused upon federal and state tax consequences to both the Company and the "target" company. Presently, under the provisions of federal and various state tax laws, a qualified reorganization between business entities will generally result in tax-free treatment to the parties to the reorganization. While the Company expects to undertake any merger or acquisition so as to minimize federal and state tax consequences to both the Company and the "target" company, there is no assurance that such Business Combination will meet the statutory requirements of a reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have a substantial adverse effect on the Company. (See "Business-Regulation and Taxation.")

     20. No Dividends. The Company was only recently organized, has no earnings, and has paid no dividends to date. Since the Company was formed as a blank check company with its only intended business being the search for an appropriate Business Combination, the Company does not anticipate having any earnings until such time that a Business Combination is effected. However, there are no assurances that upon the consummation of a Business Combination, the Company will have earnings or issue dividends. Therefore, it is not expected that cash dividends will be paid, if at all, to stockholders until after a Business Combination is effected. (See "Dividends.")

     21. Restricted Resale of the Securities. The 450,000 shares of the Company's Common Stock presently issued and outstanding as of the date hereof are "restricted securities" as that term is defined under the Securities Act of 1933 (the "Securities Act"), as amended, and in the future may be sold in compliance with Rule 144 of the Securities Act, or pursuant to a Registration Statement filed under the Securities Act. Rule 144 provides, in essence, that a person holding restricted securities for a period of two (2) years may sell those securities in unsolicited brokerage transactions or in transactions with a market maker, in an amount equal to one (1%) percent of the Company's outstanding Common Stock every three (3) months. Sales of unrestricted shares by affiliates of the Company are also subject to the same limitation upon the number of shares that may be sold in any three (3) month period. If all the Shares being offered hereto are sold, the holders of the restricted securites may each sell shares during any three (3) month period after July 12, 1998. Such sales may not exceed the greater of (i) one percent of the outstanding securities of the same class or (ii) the average weekly trading volume in such securities for a specified four-week period if the securities are traded on a national securities exchange or are traded through the National Association of Securities Dealers automated quotations system. Additionally, Rule 144 requires that an issuer of securities make available adequate current public information with respect to the issuer. Such information is deemed available if the issuer satisfies the reporting requirements of sections 13 or 15(d) of the Securities and Exchange Act of 1934 and of Rule 15c2-11 thereunder. Rule 144(k) also permits the termination of certain restrictions on sales of restricted securities by persons who were not affiliates of the Company at the time of the sale and have not been affiliates in the preceding three (3) months. Such persons must satisfy a three (3) year holding period. There is no limitation on such sales and there is no requirement regarding adequate current public information. Investors should be aware that sales under Rule 144 or 144(k), or pursuant to a Registration Statement filed under the Act, may have a depressive effect on the market price of the Company's securities in any market which may develop for such shares.

     22. Arbitrary Determination of Offering Price. The initial offering price of $0.10 per share has been arbitrarily determined by the Company, and bears no relationship whatsoever to the Company's assets, earnings, book value or any other objective standard of value. Among the factors considered by the Company were the lack of operating history of the Company, the proceeds to be raised by the offering, the amount of capital to be contributed by the public in proportion to the amount of stock to be retained by present stockholders, the relative requirements of the Company, and the current market conditions in the over-the-counter market.

     23. Control by Present Management and Shareholders. Assuming the sale of all the Shares offered, the Shares of Common Stock purchased by the public will represent approximately 55% of the Company's outstanding Common Stock after the completion of this offering. Therefore, the present stockholders, and its management, will own an 45% interest in the corporation and will ccntinue to be able to elect all of the Company's directors, appoint its officers, and control the Compary's affairs and operations. The Company's Articles of Incorporaticn do not provide for cumulative voting. There are no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of the Company's affairs or to exercise their voting rights to continue to elect the current directors. Non-management shareholders will exercise their voting rights to continue to elect the current directors to the Company's board. (See "Principal Stockholders", "Dilution" and "Description of Securities").

     24. Immdeiate Substantial Dilution. As of June 30, 1996 the net tangible book value of the Company's Common Stock was approximately $nil per share, substantially less than the $0.10 per share to be paid by the public investors. In the event all the Shares are sold, public investors will sustain an immediate dilution of approximately $.08 per share in the book value of public investors' holdings. (See "Dilution.")

     25. Purchase of Shares. The Company's officers, directors, current shareholders and any of their affiliates or associates may purchase a portion of the Shares offered in this offering. The aggregate number of Shares which may be purchased by such persons shall not exceed 20% of the number of Shares sold in this offering. Such purchases may be made in order to close the "all or nothing" offering. Shares purchased by the Company's officers, directors and principal shareholders will be acquired for investment purposes and not with a view towards distribution.

     26. State Law Violations. The Company will use its best efforts to ensure that sales of Shares will only occur in those states in which such sales would not be a violation of any of said states laws. The Company will notify the Transfer Agent to aid in such compliance. The Company's securities may be sold in New York State and the State of Nebraska only, and may be resold by investors in New York and the State of Nebraska only.

     27. Business Combination Through A Leveraged Transaction. The Company is not prohibited from consummating a Business Combination through a leveraged transaction. However, investors should be aware that such a transaction could result in the Company's assets being mortgaged and possibly foreclosed. The use of leverage to consummate a Business Combination may reduce the ability of the Company to incur additional debt, make other acquisitions or declare dividends. Such leverage may also subject the Company's operations to strict financial
controls  and  significant   interest  expense.

     28. Penny Stock Regulation. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If the Company's Common Stock becomes subject to the Penny Stock rules, investors in this offering may find it more difficult to sell their shares.

                                    DILUTLON

The net tangible book value of the Company as of June 30, 1996 was $191. Net tangible book value is the net tangible assets of the Company (total assets less total liabilities and intangible assets) (See "Financial Statements.") As of June 30, 1996 there were 450,000 shares of the Company's Common Stock outstanding. (See "Certain Transactions").

Dilution represents the difference between the public offering price and the net tangible book value per share immediately after the completion of the public offering. The following table illustrates this dilution:

Public offering price per share                                           $0.10
Net tangible book value per share before offering              $0.00
Increase per share attributable to shares offered hereby       $0.02
Net tangible book value per share after offering                          $0.02
                                                                          -----
Dilution to public investors                                              $0.08

Number of shares before offering                                 450,000
Money received for shares before offering                      $ 450,000
Net tangible book value per share before offering              $    0.00
--------------------------------------------------------------------------------

Total Number of shares after offering                          1,000,000
Total Mount of money received for shares                       $  55,000
Net tangible book value per share afer offering                $    0.02
--------------------------------------------------------------------------------

Net tangible book value per share after offering               $    0.01
Net tangible book value shares before offering                 $    0.00
Increased per share attributed to shars offered hereby         $    0.02
--------------------------------------------------------------------------------

Public offering price per share                                $    0.10
Net tangible book value per share after offering               $    0.02
Dilution to Public Investors                                   $    0.08
--------------------------------------------------------------------------------

As of the date of this prospectus, the following table sets forth the percentage of equity to be purchased by public investors in this offering compared to the percentage of equity to be owned by the present stockholders, and the comparative amounts paid for the shares by the public investors as compared to the total consideration paid by the present stockholders of the Company. (See "Certain Transactions" and footnotes to "Financial Statements.")



                                    Aprox. percent                                Approx.
Public             Shares           total shares              Total            percent total
Stockholders       purchased        outstanding (1)       consideration        consideration
------------       ---------        ---------------       -------------        -------------

New Investors       550,000               55%               $ 55,000               99.19%

Existing
shareholders(1)     450,000               45%               $450,000                 .81%


(1) 450,000 Shares of Common Stock were sold prior to this offering at $.001per Share. These Shares are being registered. (See "Certain Transactions")

                                 USE OF PROCEEDS
                                 ---------------


     The gross proceeds of this offering will be $55,000. Pursuant to Rule 15c2-4 under the Securities Exchange Act of 1934 (the "Exchange Act"), all of these proceeds must be held in escrow until all of the Shares are sold. Pursuant to Rule 419 under the Securities Act, after all of the Shares are sold, 10% of the Deposited Funds ($5,500) may be released from escrow to the Company. The Company intends to request release of this 10%. In the event that the Company does not request release of these funds, the Company will receive these funds in the event a Business Combination is consummated in accordance with Rule 419. Upon the consummation of a Business Combination and the reconfirmation thereof, which reconfirmation offering must precede such consummation, pursuant to Rule 419, $55,000 (plus any interest or dividends received, but less any portion disbursed to the Company pursuant to Rule 419 (b) (2) (C) (vi) and any amount returned to investors who did not reconfirm their investment pursuant to Rule
419) will be released to the Company.

                                                                   Approximate
                                      Approximate amount        percentage total
                                      ------------------        ----------------

Escrowed funds pending
Business Combination (1)(2)
                                            $49,500                    90%


(1) Does not include the estimated $35,000 of pre paid offering expenses which were paid by an officer, Director and shareholder of the Company. The expenses of the offering will be paid from proceeds of a successful Business Combination. The proceeds from this offering will not be used to pay any part of the debt from the pre paid expenses.

(2) The Company expects to request release of 10% of the Deposited Funds ($5,500) pursuant to Rule 419.

     While the Company presently anticipates that it will be able to locate and consummate a Business Combination, which adheres to the criteria discussed under "Investors' Rights and Substantive Protection Under Rule 419", if the Company determines that a Business Combination requires additional funds, it may seek such additional financing through loans, issuance of additional securities or through other financing arrangements. No such financial arrangements presently exist, and no assurances can be given that such additional financing will be available or, if available, whether such additional financing will be on terms acceptable to the Company. Persons purchasing Shares in this offering will not, unless required by law, participate in the determination of whether to obtain additional financing or as to the terms of such financing. Because of the Company's limited resources, it is likely that the Company will become involved in only one Business Combination.

     The Company will not pay to any present officer, director, their affiliate or associate any portion of the proceeds from this offering (nor will it issue any securities), as payment of any expenses, labor or services, commissions, solicitation fees or finders' fees, consultants fee or as payment of any kind (except as noted herein) in connection with the finding of a Business Combination or for the sale of any Shares offered herein. This includes the proceeds available upon their release from escrow pursuant to Rule 419. This policy is based upon a written agreement among management. Management is unaware of any circumstances under which such policy through their own initiative may be changed.

     The Company does not intend to advertise or promote the Company. Instead, the Company's management will, actively search for potential Target Businesses. In the event management decides to advertise (in the form of an ad in a legal publication) to attract a Target Busiress, the cost of such advertising will be assumed by management.

     Upon the consummation of a Business Combination, the company anticipates that there will be a change in the Company's management, which management may decide to change the policies as to the use of proceeds as stated herein. The Company's present management anticipates that the Deposited Funds will be used by the post-merger management at its sole discretion. No compensation will be paid or due or owing to any officer or director until after a Business Combination is consummated. Such policy is based upon written agreement among management. Management is unaware of any circumstances under which such policy through their own initiative may be changed. The Company is not presently considering any outside individual for a consulting position; however, the Company cannot rule out the need for outside consultants in the future. No decisions have been made as to payment of these consultants.

     Present management of the Company will not make any loans from the $5,500 available from the Deposited Funds of this offering, nor will present management borrow funds and use either the Company's working capital or Deposited Funds as security for such. This policy is based upon a written agreement among management. Management is unaware of any circumstances under which such policy through their own initiative may be changed. Once the Deposited Funds are released from escrow the then existing management may loan the proceeds or borrow funds and use the proceeds as security for such loan, on terms it deems appropriate.

     The proceeds received in this offering will be put into the Escrow Account pending consummation of a Business Combination and reconfirmation by investors. Such Deposited Funds will be in an insured depository institution account in either a certificate of deposit, interest bearing savings account or in short term government securities as placed by American Securities Transfer Comapny.

                                 CAPITALIZATION
                                 --------------


The following table sets forth the capitalization of the Ccmpany as of June 30, 1996 and as adjusted to give effect to the sale of 550,000 Shares offered by the Company.

                                                        June 30 1996
                                                  Actual            As adjusted
                                                  ------            -----------


Long-term debt                                    $   0               $     0
Stockholders'  equity:
Common  stock,  $.001 par value;
authorized  50,000,000 shares,
issued and outstanding 450,000
shares at June 30, 1996                           $ 450               $ 1,000

Additional paid-in capital (1)                    $   0               $19,450

Deficit accumulated during
the development period                            $(259)              $  (259)

Total stockholders equity                         $ 191               $20,191

Total capitalization                              $ 191               $20,191



(1) Net of $35,000 of costs incurred in connection with the proposed Offering of Securities.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

The Company is currently in the development stage and is in the process of raising capital. All activity of the Company to date has been related to its formation and proposed financing. The Company's ability to commence operations is contingent upon obtaining adequate financial resources through this offering. All of the Company's costs to date have been paid through a loan by one of the Company's officers and directors. The Company will use the net proceeds of this offering, together with the income and interest earned thereon, principally in connection with effecting a Business Combination, including selecting and evaluating potential Target Businesses and structuring and consummating a Business Combination. The Company does not have discretionary access to the income on the monies in the escrow account and stockholders of the Company will not receive any distribution of the income (except in connection with a liquidation of the Company) or have any ability to direct the use or distribution of such income. Thus, such income will cause the amount in escrow to increase. The Company cannot use the escrowed amounts to pay the costs of evaluating potential Business Combinations and will use the proceeds from the sale of the Common Stock to pay the costs of evaluating potential Business Combinations, including investment banking fees and the costs of business, legal and accounting due diligence on prospective Target Businesses. In addition, such funds will be used for the general and administrative expenses of the Company, including legal and accounting fees and administrative support expenses in connection with the Company's reporting obligations to the Commission. The Company does not anticipate such fees and administrative expenses will exceed $2,500 per year. Following receipt of the net proceeds from the sale of the Common Stock in this offering, the Company will have sufficient available funds, assuming that a Business Combination is not consummated, to operate for at least the next 12 months. To the extent that Common Stock is used as consideration to effect a Business Combination, the balance of the net proceeds of this offering not theretofore expended will be used to finance the operations of the Target Business. No cash compensation will be paid to any officer or director until after the consummation of the first Business Combination. Since the role of present management after a Business Combination is uncertain, the Company has no ability to determine what remuneration, if any, will be paid to such persons after a Business Combination.

The net proceeds from the sale of the Common Stock in this offering not immediately required for the purposes set forth above will be invested in general debt obligations of the United States Government or other high-quality, short-term interest-bearing investments, provided, however, that the Company will attempt not to invest such net proceeds in a manner which may result in the Company being deemed to be an investment company under the Investment Company Act. The Company believes that, in the event a Business Combination is not effected in the time allowed and to the extent that a significant portion of the net proceeds of this offering is not used in evaluating various prospective Target Businesses, the interest income derived from investment of such net proceeds during such period may be sufficient to defray continuing general and administrative expenses, as well as costs relating to compliance with securities laws and regulations (including associated professional fees).

In the event that the Company does not effect a Business Combination within 18 months from the date of this Prospectus, the Company will submit for stockholder consideration a proposal to liquidate the Company and distribute to the then holders of Common Stock acquired as part of the Common Stock sold in this offering or in the open market thereafter, the amount held in the escrow account. Thereafter, all remaining assets available for distribution will be distributed to all holders of the Common Stock after payment of liabilities.

                                PROPOSED BUSINESS
                                -----------------

History and Organization
------------------------

     The Company was organized under the laws of the State of New York on June 12, 1996. Since inception, the primary activity of the Company has been directed to organizational efforts and obtaining initial financing. The Company was formed as a vehicle to pursue a Business Combination. The Company has not engaged in any preliminary efforts intended to identify possible Business Combination and has neither conducted negotiations concerning, nor entered into a letter of intent concerning any such Target Business.

     The Company's initial public offering will be comprised of 550,000 shares of Common Stock at a purchase price of $0.10 per Share.

     The Company is filing this registration statement in order to effect a public offering for its securities. (See "Description of Securities.")


Plan of Operation
-----------------

     The Company was organized for the purposes of creating a corporate vehicle to seek, investigate and, if such investigation warrants, engaging in Business Combinations presented to it by persons or firms who or which desire to employ the Company's funds in their business or to seek the perceived advantages of a publicly-held corporation. The Company's principal business objective will be to seek long-term growh potential in a Business Combination venture rather than to seek immediate, short-term earnings. The Company will not restrict its search to any specific business, industry or geographical location, and the Company, therefore, may engage in a Business Combination.

     The Company does not currently engage in any business activities which provide any cash flow. The costs of identifying, investigating, and analyzing Business Combinations will be paid with money in the Company's treasury. Persons purchasing shares in this offering and other shareholders will most likely not have the opportunity to participate in any of these decisions. The Company's proposed business is sometimes referred to as a 'blank check" company because investors will entrust their investment monies to the Company's management before they have a chance to analyze any ultimate use to which their money may be put. Although substantially all of the Deposited Funds of this offering are intended to be utilized generally to effect a Business Combination, such proceeds are not otherwise being designated for any specific purposes. Pursuant to Rule 419, prospective investors who invest in the Company will have an opportunity to evaluate the specific merits, or risks of only the Business Combination management decides to enter into. Cost overruns will be borne equally by all current shareholders of the Company. Such cost overruns will not be charged to the Company, but will be funded through current shareholders' voluntary contribution of capital. This is based on an oral agreement between current sharetolders and the Company.

     The Company may seek a Business Combination in the form of firms which have recently commenced operations, are developing companies in need of additional funds for expansion into new prcducts or markets, are seeking to develop a new product or service, or are established businesses which may be experiencing financial or operating difficulties and are in need of additional capital. A Business Combinaticn may involve the acquisition of, or merger with, a Company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself, such as time delays significant expense, loss of voting control and compliance with various Federal and State securities laws.

     The Company will not acquire a Target Business unless the fair value of the Target Business represents 80% of the maximum offering proceeds (the "Fair Market Value Test.") To determine the fair market value of a Target Business, the Company's management will examine the audited financial statements (including balance sheets and statements of cash flow and stockholders' equity) of any candidate, focusing attention on a potential Target Business's assets, liabilities, sales and net worth. In addition, management of the Company will participate in a personal inspection of any potential Target Business. If the Company determires that the financial statements of a proposed Target Business does not clearly indicate that the Fair Market Value Test has been satisfied, the Company will obtain an opinion from an investment banking firm (which is a member o National Association of Securities Dealers, Inc, (The "NASD") with respect to the satisfaction of such criteria. (See "Investors' Rights and Substantive Protection Under Rule 419.")

     Based upon management's experience with and knowledge of blank check companies, the probable desire on the part of the owners of Target Businesses to assume voting control over the Company (to avoid tax consequences or to have complete authority to manage the business) will almost assure that the Company will combine with just one Target Business. Management also anticipates that upon consummation of a Business Conbination, there will be a change in control in the Company which will most likely result in the resignation or removal of the Compary's present officers and directors.

     None of the Company's officers or directors have had any preliminary contact or discussiors with any representative of any other entity regarding a Business Combination. Accordingly, any Target Business that is elected may be a financially unstable Company or an entity in its early stage of development or growth (including entities without established records of sales or earnings), the Company will become subjected to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, the Company may affect a Business Combination with an entity in an industry characterized by a high level of risk, and although management will endeavor to evaluate the risks inherent in a particular industry or Target Business, there can be no assurance that the Company will properly ascertain or asess all significant risks. (See "High Risk Factors.")

     Management anticipates that it may be able to effect only one potential Business Combination, due primarily to the Company's limited financing. This lack of diversification should be considered a substantial risk in investing in the Company because it will not permit the Company to offset potential losses from one venture against gains from another.

     The Company anticipates that the selection of a Business Combination will be complex and extremely risky. Because of general economic conditions, repid technological advances being made in some industries, and shortages of available capital, management believes that there are numerous firms seeking even the limited additional capital which the Company will have and/or the benefits of a publicly traded corporation. Such perceived benefits of a publicly traded corporation may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for the principals of a business, creating a means for providing incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes), for all shareholders, and other factors. Potentially available Business Combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Evaluation of Business Combinations
-----------------------------------

     The analysis of Business Combinations will be undertaken by or under the supervision of the officers and directors of the Company, none of whom is a professional business analyst. (See "Management.") Management intends to concentrate on identifying preliminary prospective Business Combinations which may be brought to its attention through present associations. In analyzing prospective Business Combinations, management will consider such matters as the available technical, financial, and managerial resources; working capital and other financial requirements; history of operation, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of the Company; the potential for growth or expansion; the potential for profit; the preceived public recognition or acceptance or products, services, or trades; name identification; and other relevant factors. Officers and directors of the Company will meet personally with management and key personnel of the firm sponsoring the business opportunity as part of ther investigation. To the extent possible, the Comapny intends to utilize written reports and personal investigation to evaluate the above factors.

     Since the Company will be subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, it will be required to furnish certain information about significant acquisitions, including audited financial statements for the

Comany(s) acquired, covering one, two or three years depending upon the relative size of the acquisition. Consequently, acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable. In the event the Comapny's obligation to file periodic reports is suspended under Section 15(d), the Company intends on voluntarily filing such reports.

     It may be anticipated that any Business Combination will present certain risks. Many of these risks cannot be adequately identified prior to selection, and investors herein must therefore, depend on the ability of management to identify and evaluate such risks. In the case of some of the potential combinations available to the Company, it may be anticipated that the promoters thereof have been unable to develop a going concern or that such business is in the development stage in that it has not generated significant revenue from its principal business activity prior to the Company's merger or acquisition, and there is a risk, even after the consummation of such Business Combinations and the related expenditure of the Comapny's funds, that the combined enterprises will still be unable to become a going concern or advance beyond the development stage. Many of the Combinations may involve new and untested products, processes, or market strategies which may not succeed. Such risks will be assumed by the Company and, therefore, its shareholders.

Business Combinations
---------------------

     In implementing a structure for a particular business acquisition, the Company may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. It may also purchase stock or assets of an existing business.

     Investors should note that any merger or acquisition effected by the Company can be expected to have a significant dilutive effect on the percentage of shares held by the Company's then-shareholders, including purchasers in this offering. On the consummation of a Business Combination, the Target Business will have significantly more assets than the Company; therefore, management plans to offer a controlling interest in the Company to the Target Business. While the actual terms of a transaction to which the Comapny may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it disirable to avoid the creation of a taxable event and therby structure the acquisition in a so-called "tax-free" reorganization under Sections 368(a)(1) or 351 of the internal revenue code of 1986, as amended (the "Code"). In order to obtain tax-free treatment under the Code, it may be necessary for the owners of the acquired business to own 80% or more of the voting stock of the surviving entity. In such event, the shareholders of the Company including investors in this offering, would retain less than 20% of the issued and outstanding shares of the surviving entity, which would be likely to result in significant dilution in the equity of such shareholders. Management of the Company may choose to avail the Company of these provisions. Investors in this offering will retain 55%% of the 20%, of the combined entity after a tax-free reorganization. In addition, a majority of all of the Comany's directors and officers may, as part of the terms of the acquisition transaction, resign as directors and officers. (See "High Risk Factors" and "Dilution.")

     Management will not actively negotiate or otherwise consent to the purchase of any portion of their Common Stock as a condition to or in connection with a proposed Business Combination unless such a purchase is requested by a Target Company as a condition to a merger or acquisition. The officers and directors of the Company who own Common Stock have agreed to comply with this provision which is based on a written agreement among management. Management is unaware of any circumstances under which such policy through their own initiative may be changed. (See "Management").

     It is anticipated that any securities issued in any such reorganization would be issued in reliance on exemptions from registration under applicable federal and state securities laws. In some circumstatces, however, as a negotiated element of this transaction, the Company may agree to register such securities either at the time the transaction is consummated, under certain conditions, or at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market which may develop in the Company's Common Stock may have a depressive effect on such market.

     As a part of the Company's investigation, officers and directors of the Company will meet personally with management and key personnel, visit and inspect material facilities, obtain independent analysis or verification of certain information provided, check references of management and key personnel and take other reasonable investagative measures, to the extent of the Company's limited financial resources and management expertise.

     The mechanics of the Business Combination will depend on the nature of the Target Business, the respective needs and desires of the Company and other parties, the management of the Target Business opportunity, and the relative negotiating strength of the Company and such other management.

     If at any time prior to the completion of this offering the Company enters negotiations with a possible merger candidate and such a transaction becomes probable, then this offering will be suspended so that an amendment can be filed which will include financial statements (including balance steets and statements of cash flow and stockholders' equity) of the proposed target.

     The Company will not purchase the assets of any company which is beneficially owned by any officer, director, promoter or affiliate or associate of the Company. Furthermore, the Company intends to adopt a procedure whereby a special meeting of the Company's shareholders will be called to vote upon a Business Combination with an affiliated entity, and shareholders who also hold securities of such affiliated entity will be required to vote their shares of the Company's stock in the same proportion as the Company's publicly held shares are voted. The Company's officers and directors have not approached and have not been approached by any person or entity with regard to any proposed business ventures with respect to the Company. The Company will evaluate all possible Business Combinations brought to it. If at any time a Business Combination is brought to the Company by any of the Company's promoters, management, or their affiliates or associates, disclosure as to this fact will be included in the post-effective amendment, thereby allowing the public investors the opportunity to fully evaluate the Business Combination.

     The Company has adopted a policy that it will not pay a finder's fee to any member of management for locating a merger or acquisition candidate. No member of management intends to or may seek and negotiate for the payment of finder's fees. In the event there is a finder's fee, it will be paid at the direction of the successor management after a change in management control resulting from a Business Combination. The Company's pclicy regarding finder's fees is based on a written agreement among management. Management is unaware of any circumstances under which such policy through their own initiative may be changed.

     The Company will remain an insignificant entity among the firms which engage in Business Combinations. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than the Company. In view of the Company's combined limited financial resources and limited management availability, the Company will continue to be at a significant competitive disadvantage compared to the Company's competitors. Also, the Company will be competing with a large number of other small, blank check public companies located throughout the United States.

     The Compary does not intend to advertise or promote the Company. Instead, the Company's management will actively search for potential Target Businesses. In the event management decides to advertise (in the form of an ad in a legal publication) to attract a Target Business, the cost of such advertising will be assumed by management.

Regulation
----------

     The Investment Company Act defines an "Investment Company" as an issuer which is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading of securities. While the Comapny does not intend to engage in such activities, the Compnay could become subject to regulations under the Investment Company Act in the event the Company obtains or continues to hold a minority interest in a number of enterprises. The Company could be expected to incur significant registration and compliance costs if required to register under the Investment Company Act. Accordingly, management will continue to review the Company's activities from time to time with a view toward reducing the likelihood the Company could be classified as an "Investment Company."

Employees
---------

     The Company has no employees. Each officer and director of the Company is engaged in business activities outside of the Company, and the amount of time they will devote to the Company's business will only be between five (5) and twenty (20) hours per person per week. Upon completion of the public offering, it is anticipated that the President and the other officers and directors of the Company will devote the time necessary each month to the affairs of the Company until a successful business opportunity has been acquired.


Facilities
----------

     The Company is presently using the office of Michael A. Abboud at 142 West Broadway, Council Bluffs, Iowa, an officer and director, at no cost as the Company's office. Such arrangement is expected to continue after completion of this offering only until a Business Combination is consummated, although there is currently no such agreement between the Company and Mr. Abboud. The Company at present owns no equipment, and does not intend to own any upon completion of this offering.

                                   MANAGEMENT
                                   ----------

     The officers and directors of the Company, and further information concerning them are as follows:


       Name (1)                        Age                     Position (2)
       --------                        ---                     ------------

Michael A. Abboud                       62                  President, Director
142 West Broadway
Council Bluffs, Iowa 51503

Todd Abboud                             28                  Treasurer, Director
6105 S. 151st Ave
Omaha, Nebraska 68137 (3)

Elizabeth Kish                          53                  Secretary, Director
3110 S. 122nd Ave
Omaha, Nebraska  68144


(1) May be deemed "Promoters" of the Company, as that term is defined under the Securities Act of 1933.

(2) All members of management have served in their respective positions since the Company was organized.

(3) Mr. Todd Abboud is Mr Michael Abboud's cousin.


BIOGRAPHY
---------

Michael A. Abboud, 62, is President and director of the Company. Mr Michael Abboud attended the University of Nebraska-Omaha from 1957 to 1960 and the United States Army Depot Support School. From 1993 to the present, Mr. Abboud owns and operates Broadway Enterprise with annual gross sales of over $6,000,000. From 1979 to 1993, Mr Abboud owned and managed several restaurant/lounge operations. From 1968 to 1979, Mr. Abboud owned and managed Bell Janitorial and Commercial Janitorial which were companies supplying cleaning services to office buildings. From 1962 to 1967, Mr. Abboud worked in Real Estate sales.

Todd Abbould, 28, is Treasurer and director of the Company. July 1995 to present, Mr Abboud is Vice President of Sales at M.D. Electronics. From 1988 to

1995, Mr. Abboud was in the U.S. Army. He toured in Dersert Storm where he was responsible for a 112 man team. From 87 to 88, Mr. Abboud was V.P. Sales and Marketing for Interceptor, Inc.

Elizabeth Kish, 53, is Secretary and a director of the Company. Ms. Kish has a B.A. Degree and M.S. Degree. From 1988 to the present, Ms. Kish is a Secondary School Administrator for Marian High School in Omaha, Nebraska. From 1977 to 1988, Ms. Kish was a Teacher and Administrator for Christ the King Elementary School, in Omaha, nebraska. From 1969 to 1970, Ms. Kish was a Teacher at St. John's Junior High School in Detroit, Michigan. From 1965 to 1969, Ms. Kish was a Teacher at St Pius X Elementary School, in Omaha, Nebraska.


Other Blank Check Companies
---------------------------

     Competing searches for combination candidates among blank check affiliates may present conflicts of interest. Management intends to present each Business Combination candidate to the shareholders for their approval. There are currrently no other blank check affiliates seeking combination candidates. The Company's offering and other contemplated offerings (if any) by other blank check companies do not constitute a single plan of financing.


Prior Blank Check Offerings
---------------------------

     None of the Company's officers, directors, promoters or other persons engaged in management type activities has been previously involved with any blank check or blind pool offering.


Conflicts of Interest
---------------------

     No member of management is currently affiliated or associated with any blank check company. Management does not intend to promote blank check entities other than the Company. However, managenent may become involved with other blank check companies in the future. A potential conflict of interest may occur in the event of such involvement. (See "HIGH RISK FACTORS-Conflicts of Interest.") Management intends to present each Business Combination candidate to the shareholders for their approval.

Remuneration
------------

     No officer or director of the Company has received any cash remuneration since the Company's inception, and none is to receive or accrue any remuneration or reimbursements of expenses from the Company upon completion of this offering. No remuneration of any nature has been paid for or on account of services rendered by a director in such capacity. None of the officers and directors intends to devote more than 20 hours a month of his time to the Company's affairs.

     The legal fee to be paid to Gerald A. Adler, counsel for the corporation, is Twenty-four thousand dollars ($24,000), $7,000 of which has been paid to Mr. Adler prior to this offering.

Management Involvement
----------------------

     All of management has been involved in the Company's affairs. The Company has conducted no business as of yet, and aside from the search for shareholders associated with the Company's formation, management has done no work with or for the Company. All of management will speak to business associates and acquaintances and will search the New York Times, the Wall Street Journal and other business publications for Target Businesses. After the closing of this offering, all of management intends to search for, consider and negotiate with a Target Business. Management has not divided these duties among its members. No member of management has any distinct influence over the others in connection with their participation in the Company's affairs.


Management Control
------------------

     Management may not divest themselves of ownership and control of the Company prior to the consummation of an acquisition or merger transaction. This policy is based on an unwritten agreement among management. Management is not aware of any circumstances under which such policy through their own initiative, may be changed.

                         STATEMENT AS TO INDEMNIFICATION
                         -------------------------------

     Sections 721 through 726 of the New York Business Corporation Law for Domestic and Foreign Corporations provides for indemnification of the officers, directors, employees and agents of registrants by the Company. Pursuant to this section, the Company may indemnify any director, officer, employee or agent of the Company who has been made a party to an action, suit or proceeding by reason of the fact that such person is or was an officer, director or employee or agent of the Company, against expenses, judgements, fines and amounts paid in settlement actually and reasonably incurred in such action, suit or proceeding. The general effect of Sections 721 through 726 of the New York Business Corporation Law for Domestic and Foreign Corporations is to indemnify officers, directors, employees and agents of a company who are acting on behalf of or for that company, against costs incurred in suits or actions brought against such persons as a result of his/her relation to the Company and/or his/her actions on behalf of the company. Complete disclosure of this statute is provided in Part II hereof. This information can be examined as described in "Further Information," herein.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against the public policy as expressed in the Securities Act and is therefore, unenforceable.

                      MARKET FOR THE COMPANY'S COMMON STOCK
                      -------------------------------------

     Prior to the date hereof, there has been no trading market for the Company's Common Stock. Pursuant to the requirements of Rule 15g-8 of the Exchange Act, a trading market will not develop prior to or after the effectiveness of this prospectus or while the Common Stock under this offering is maintained in escrow. The Common Stock under this offering will remain in escrow until the Company's consummation of a Business Combination pursuant to the requirements of Rule 419. There are currently three (3) holders of the Company's outstanding Common Stock. Current shareholders will, own approximately 45% of the outstanding shares upon completion of the offering and, as a result, there is no likelihood of an active public trading market, as that term is commonly understood, developing for the shares. There can be no assurance that a trading market will develop upon the consummation of a Business Combination and the subsequent release of the Common Stock and other escrowed shares from escrow. To date, neither the Company nor anyone acting on its behalf has taken any affirmative steps to retain or encourage any broker dealer to act as a market maker for the Company's Common Stock. Further, there have been no discussions or understandings, preliminary or otherwise between the Company or anyone acting on its behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for the Company's Common Stock. (See "HIGH RISK FACTORS-No Assurance of a Public Market" and "HIGH RISK FACTORS-Control by Present Management and Shareholders.")

     Present management does not anticipate that any such negotiations, discussions or understandings shall take place prior to the execution of an acquisition agreement. Management expects that discussions in this area will ultimately be initiated by the party or parties controlling the entity or assets which the Company may acquire. Such party or parties may employ consultants or advisors to obtain such market maker but present management of the Company has no intention of doing so at the present time.

     There are no outstanding options or warrants to purchase, or securities convertible into, common equity of the Company. The 450,000 shares of the Company's Common Stock currently outstanding are "restricted securities" as that term is defined in the Securities Act of 1933. Pursuant, to Rule 144 of the Securities Act, if all the Shares being offered hereto are sold, the holders of the restricted securites may each sell shares during any three (3) month period after July 12, 1998. Such sales may not exceed the greater of (i) one percent of the outstanding securities of the same class or (ii) the average weekly trading volume in such securities for a specified four-week period if the securities are traded on a national securities exchange or are traded through the National Association of Securities Dealers automated quotations system. The Company is offering 550,000 shares of its Common Stock at $0.10 per Share. Dilution to the public investors after the public offering shall be $0.08 per share. (see "DILUTION.")

     Gerald Adler's legal fees will total $24,000, $7,000 of which has been paid by the Company for legal services rendered. The $7,000 paid to Mr. Adler is part of a loan to the Company from one of its officers, directors and shareholder.


                               CERTAIN TRANSACTION
                               -------------------

     The Company was incorporated in the State of New York on June 12, 1996. On June 17, 1996 the Company issued 450,000 shares to three (3) shareholders at $.001 per share, for a total of $450.00. The current breakdown of share ownership by shareholder may be found in the section on Principal Stockholders.

                             PRINCIPAL STOCKHOLDERS
                             ----------------------

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the date of this prospectus, and as adjusted to reflect the sale of the shares offered hereby, by (i) each person who is known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock; (ii) each of the Company's officers and directors; and
(iii) all directors and officers of the Company as a group.


  Name/Address                   Shares of Common         Percent of Class       Percent of Class
  Beneficial                    Stock Beneficially          Owned Before            Owned Before
   Owner(1)                         Owned                     Offering                 Offering
   --------                     -------------------       ----------------       -----------------

Michael A.Abboud (2)                350,000                    77.78%                   35%
142 West Broadway
Council Bluffs, Iowa 51503

Todd Abboud (2)                      50,000                    11.11%                    5%
6105 S. 151st Av
Omaha, Nebraska 68137

Elizabeth Kish (2)                   50,000                    11.11%                    5%
3110 S. 122nd Ave
Omaha, Nebraska  68144

Total Officers and                  450,000                      100%                   45%
Directors (3 persons)

Total                                                            100%                   45%




   (1) May be deemed "Promoters" of the Company, as that term is defined under the Securities Act of 1933.

   (2) Elizabeth Kish is Secretary and a director of the Company, Mr. Michael
A. Abboud is President and a director of the Company and Mr. Todd Abboud is Treasurer and a director of the Company.

     None of the current shareholders have received or will receive any extra or special benefits that were not shared equally (pro-rata) by all holders of shares of the Company's stock.

                            DESCRIPTION OF SECURITIES
                            -------------------------

Common Stock
------------

     The Company is authorized to issue fifty million (50,000,000) shares of Common Stock, $.001 par value per share, of which 450,000 shares were issued and outstanding as of the date of this prospectus. Each outstanding share of Common Stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof a meetings of the stockholders.

     The holders of Common Stock (i) have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights, or redenption or sinking fund provisions applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of stockholders.

     All shares of Commmon Stock which are the subject of this offering, when issued, will be fully paid for and non-assessable, with no personal liability attachirg to the ownership thereof. The holders of shares of Common Stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares voting for the election of directors can elect all of the directors of the Company if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of the Company's directors. At the completion of this offering, the present officers and directors and present shareholders will beneficially own % of the then outstanding shares. Accordingly, after completion of this offering, the present shareholders of the Company will be in a position to control all of the affairs of the Company.

Preferred Stock
---------------

     The Company is authorized to issue ten million (10,000,000) shares of Preferred Stock, $.001 par value per share, of which no shares have been issued and outstanding or subscribed for as of the date hereof.

     In general, any of the Company's Preferred Stock may be issued in series from time to time with such designation, rights, preferences and limitations as the Board of Directors of the Company may determine by resolution. The rights, preferences and limitations of separate series of Preferred Stock may differ with respect to such matters as may be determined by the Board of Directors, including without limitation, the rate of dividends, method and nature of payment of dividends, terms of redemption, amounts payable on liquidation, sinking fund provisions (if any), conversion rights (if any), and voting rights. The potential exists therefore, that additional preferred stock might be issued which would grant additional dividend preferences and liquidation preferences to preferred shareholders. As of the date of this Prospectus, no shares of the Preferred Stock have been issued. Unless the nature of a particular transaction and applicable statutes require such approval, the Board of Directors has the authority to issue these shares without shareholder approval. The issuance of Preferred Stock may have the effect of delaying or preventing change in control of the Company without any further action by shareholders.


Future Financing
----------------

     In the event the proceeds of this offering are not sufficient to enable the Company to successfully find a Business Combination the Company may seek additional financing. At this time the Company believes that the proceeds of this offering will be sufficient for such purpose and therefore does not expect to issue any additional securities before the consummation of a Business Combination. However, the Company may issue additional securities, incur debt or procure other types of financing if needed. The Company has not entered into any agreements, plans or propasals for such financing and as of the present has no plans to do so. The company will not use the Deposited Funds as collateral or security for any loan or debt incurred. Further, the Deposited Funds will not be used to pay back any loan or debts incurred by the Company. If the Company does require additional financing, there is no quarantee that such financing will be available to the Company or if available that such financing will be on terms acceptable to the Company. (See "Use of Proceeds.")

Reports to Stockholders
-----------------------

     The Company intends to furnish its stockholders with annual reports containing audited financial statements as soon as practicable at the end of each fiscal year. The Company's fiscal year ends on December 31st.

Dividends
---------

     The Company was only recently organized, has no earnings, and has paid no divldends to date. Since the Company was formed as a blank check company with its only intended business being the search for an appropriate Business Combination, the Company does not anticipate having any earnings until such time that a Business Combination is reconfirmed by the stockholders. However, there are no assurances that upon the consummation of a Business Combination, the Company will have earnings or issue dividends. Therefore, it is not expected that cash dividends will be paid to stockholders until after a Business Combination is reconfirmed.

Transfer Agent
--------------

     The Company has appointed American Securities Transfer Company as the Transfer Agent for the Company.


                              PLAN OF DISTRIBUTION
                              --------------------

     The Company hereby offers the right to subscribe for 550,000 Shares at $0.10 per Share.

     The Company proposes to offer the Shares directly to the public on a "best efforts, all or none basis", and no compensation is to be paid to any person in connection with the offer and sale of the Shares.

     The Company's officers and directors shall distribute prospectuses related to this Offering. The Company estimates approximately 100 to 200 prospectuses shall be distributed in such a manner. Management intends to distribute prospectus to acquaintances, friends and business associates.

     The offering shall be conducted by the Company's management. Although the Company's officers and directors are "associated persons" of the Compnay as that term is defined in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), they are deemed not to be brokers for the following reasons: (1) the officers and directors are not subject to a statutory disqualifications as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his/her participation in the sale of the Company's securities; (2) they will not be compensated in connection with their participation in the sale of the Company's securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities; (3) none of them are an associated person of a broker or dealers at the time of his/her participation in the sale of the Company's securities; and (4) each associated person shall restrict his/her participation to the following activities:

          (a)  preparing   any  written   communication   or   delivering   such
communication through the mails or other means that does not involve oral solicitation by the associated person of a potential purchaser;

          (b) responding to inquiries of a potential purchasers in a communication initiated by the purchasers, provided, however, that the content of such responses are limited to information contained in a Registration Statement filed under the Securities Act of 1933, as amended or other offering document; or

          (c) performing ministerial and clerical work involved in effecting any transaction.

     As of the date of this Prospectus, no broker has been retained by the Company in connection with the sale of securities being offered hereby. In the event a broker who may be deemed an Underwriter is retained by the Company, an amendment to the Company's Registration Statement will be filed with the Securities and Exchange Commission.

     Neither the Company nor anyone acting on its behalf including the Company's shareholders, officers, directors, promoters, affiliates or associates will approach a market maker or take any steps to request or encourage a market in these securities either prior or subsequent to an acquisition of any business opportunity. There have been no preliminary discussions or understandings between the Company (or anyone acting on its behalf) and any market maker regarding the participation of any such market maker in the future trading market (if any) for the Company's securities, nor does the Company have any plans to engage in such discussions. The Company does not intend to use consultants to obtain market makers. No member of management, promoter or anyone acting at their direction will recommend, encourage or advise investors to open brokerage accounts with any broker-dealer that is obtained to make a market subsequent to the acquisition of any business opportunity. The Company's investors shall make their own decisions regarding whether to hold or sell their Shares. The Company shall not exercise any influence over investors decisions.

Method of Subscribing
---------------------

     Persons may subscribe by filling in and signing the subscription agreement and delivering it prior to the expiration date (as defined below), to the Company. The subscription price of $0.10 per Share must be paid in cash or by check, bank draft or postal express money order payable in United States dollars to the order of the Company. This offering is being made on a "best efforts, all or none basis." Thus, unless all 550,000 shares are sold, none will be sold.

     The Company's officers, directors, current shareholders and any of their affiliates or associates may purchase a portion of the Shares offered in this offering. The aggregate number of Shares which may be purchased by such persons shall not exceed 20% of the number of Shares sold in this offering. Such purchases may be made in order to close the "all or nothing" offering. Shares purchased by the Company's officers, directors and principal shareholders will be acquired for investment purposes and not with a view towards distribution.

                                 EXPIRATION DATE
                                 ---------------

     This offering will expire 90 days from the date of this prospectus, (or 18O days from the date of this prospectus if extended by the Company).


                                   LITIGATION
                                   ----------

     The Company is not presently a party to any litigation, nor to the knowledge of management is any litigation threatened against the Company which may materially affect the Company.


                                  LEGAL MATTERS
                                  -------------

     The legality of the securities being registered by this registration Statemnet is being passed upon by Loselle Greenawalt Kaplan Blair and Adler.


                                     EXPERTS
                                     -------

     The financial statements included in this prospectus have been examined by Rotenberg & Company, LLP, an independent certified public accountanting firm, as stated in their opinion given upon the authority of that firm as an expert in accounting and auditing.


                               FURTHER INFORMATION
                               -------------------

     The Company has filed with the Securities and Exchange Commission (the "Commission") , a Registration Statement on Form SB-2 with respect to the securities offered by this prospectus. This prospectus omits certain informatinon contained in the Registration Statement as permitted by the Rules and Regulations of the Commission. Reports and other information filed by the Company may be inspected and copied at the public reference facilities of the Commission in Washington, D.C. and at the Northeast Regional office of the Commission at 7 World Trade Center, 13th Floor, New York, New York. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at a prescribed rate. Statements contained in this prospectus as to the contents of any contract or other documents referred to are not complete and where such contract or other document is an Exhibit to the Registration Statement, each such statement is deemed qualified and amplified in all respects by the provisions of the exhibit.

                      PACIFIC BASIN DEVELOPMENT CORP.
                         (A NEW YORK CORPORATION)
                           COUNCIL BLUFFS, IOWA


                             FINANCIAL REPORTS
                                    AT
                               JUNE 30, 1996

                      PACIFIC BASIN DEVELOPMENT CORP.
                         (A New York Corporation)
                           Council Bluffs, Iowa


                             TABLE OF CONTENTS
                             -----------------


Independent Auditor's Report                                                 1

Balance Sheet at June 30, 1996                                               2

Statement of Changes in Stockholders' Equity for the Period
  June 12, 1996 (Date of Inception) to June 30, 1996                         3

Statement of Income for the Period June 12, 1996 (Date of Inception)
  to June 30, 1996                                                           4

Statement of Cash Flows for the Period June 12, 1996 (Date of Inception)
  to June 30, 1996                                                           5

Notes to Financial Statements                                                6

[GRAPHIC OF ACCOUNTANT'S LETTERHEAD LOGO OMITTED]

                          INDEPENDENT AUDITOR'S REPORT



To the Board of Directors
  and Stockholders
Pacific Basin Development Corp.
Council Bluffs, Iowa


     We have audited the accompanying balance sheet of Pacific Basin Development Corp. (A New York Corporation) as of June 30, 1996, and the related statements of income, changes in stockholders' equity, and cash flows for the period June 12, 1996 (date of inception) to June 30, 1996. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pacific Basin Development Corp. as of June 30, 1996 and the results of its operations and its cash flows for the short period then ended, in conformity with generally accepted accounting principles.





/S/  ROTENBERG & COMPANY, LLP
-----------------------------



Rochester, New York
  July 3, 1996

                         PACIFIC BASIN DEVELOPMENT CORP.
                            (A New York Corporation)
                              Council Bluffs, Iowa


                         BALANCE SHEET AT JUNE 30, 1996
                         ------------------------------


                                     ASSETS
                                     ------

Cash and Cash Equivalents                                              $    450
Accounts Receivable                                                         ---
Marketable Securities                                                       ---
Inventory                                                                   ---
Deferred Expenses                                                        17,000
                                                                       --------
                                  Total Assets                         $ 17,450
                                                                       ========


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

Liabilities
-----------
  Promissory Note Payable - Stockholder                                $ 17,000
  Accounts Payable                                                          ---
  Accrued Expense                                                            84
  Customer Deposits and Advances                                            ---
  New York Franchise Taxes Payable and Accrued                              175
                                                                       --------
                                Total Liabilities                      $ 17,259
                                                                       --------

Stockholders' Equity
  Common Stock:  $.001 Par; 50,000,000 Shares Authorized,
       450,000 Shares Issued and Outstanding                                450
  Preferred Stock:  $.001 Par; 10,000,000 Shares Authorized,
       No Shares Issued and Outstanding                                     ---
  Additional Paid In Capital                                                ---
  Deficit Accumulated During Development Stage                             (259)
                                                                       --------
                           Total Stockholders' Equity                  $    191
                                                                       --------
                   Total Liabilities and Stockholders' Equity          $ 17,450
                                                                       ========

  The accompanying notes are an integral part of this financial statement and should be read in conjunction therewith.


                                       PACIFIC BASIN DEVELOPMENT CORP.
                                          (A New York Corporation)
                                            Council Bluffs, Iowa


                         STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY FOR THE PERIOD
                             JUNE 12, 1996 (DATE OF INCEPTION) TO JUNE 30, 1996

                                                                                      Deficit
                                                                                     Accumulated
                                                                        Additional     During
                                           Number     Par       Common   Paid In     Development     Stockholders'
                                         of Shares    Value     Stock    Capital        Stage           Equity
                                         ---------    -----     -----    -------     ------------    -------------

Balance - June 12, 1996                        ---    $  ---    $  ---    $  ---       $   ---          $  ---

Common Stock Issued on June 20, 1996       450,000      .001       450       ---           ---             450

Net Loss for the Period
  June 12, 1996 to June 30, 1996               ---       ---       ---       ---          (259)           (259)

Balance - June 30, 1996                    450,000    $ .001    $  450    $  ---       $  (259)         $  191
                                           =======    ======    ======    ======       =======          ======




The  accompanying  notes are an integral  part of this  financial  statement and should be read in conjunction therewith.

                                      -3-


                         PACIFIC BASIN DEVELOPMENT CORP.
                            (A New York Corporation)
                              Council Bluffs, Iowa


                       STATEMENT OF INCOME FOR THE PERIOD
               JUNE 12, 1996 (DATE OF INCEPTION) TO JUNE 30, 1996


Revenues                                                             $   ---

Expenses
  Interest Expense                                                   $    84
  New York State Franchise Tax                                           175
                                                                     -------
       Total Expenses                                                $   259
                                                                     -------
Net Loss for the Period                                              $  (259)
                                                                     =======


     The accompanying notes are an integral part of this financial statement and should be read in conjunction therewith.

                         PACIFIC BASIN DEVELOPMENT CORP.
                            (A New York Corporation)
                              Council Bluffs, Iowa


                     STATEMENT OF CASH FLOWS FOR THE PERIOD
               JUNE 12, 1996 (DATE OF INCEPTION) TO JUNE 30, 1996


Cash Flows from Operating Activities
------------------------------------
  Net Loss for the Period                                            $     (259)
  Non-Cash Adjustments:
    Amortization                                                            ---
  Changes in Operating Assets and Liabilities:
    Accrued Expenses                                                         84
    Income Taxes Payable                                                    175
                                                                     ----------
         Net Cash Flows from Operating Activities                    $      ---
                                                                     ----------
Cash Flows from Investing Activities                                 $      ---
------------------------------------                                 ----------

Cash Flows from Financing Activities
------------------------------------
  Issuance of Common Stock                                           $      450
                                                                     ----------
Net Increase in Cash and Cash Equivalent                             $      450

Cash and Cash Equivalents - Beginning of Period                             ---
                                                                     ----------
Cash and Cash Equivalents - End of Period                            $      450
                                                                     ==========


                   NON-CASH INVESTING AND FINANCING ACTIVITIES

Organization Costs Incurred                                           $  17,000
                                                                      =========

Note Payable - Stockholder                                            $ (17,000)
                                                                      =========

     The accompanying notes are an integral part of this financial statement and should be read in conjunction therewith.

                         PACIFIC BASIN DEVELOPMENT CORP.
                            (A New York Corporation)
                              Council Bluffs, Iowa


                          NOTES TO FINANCIAL STATEMENTS

Note A - Summary of Significant Accounting Policies
---------------------------------------------------
       Method of  Accounting
       --------------------
          The corporation maintains its books and prepares its financial statements on the accrual basis of accounting.

       Cash and Cash Equivalents
       -------------------------
          Cash and cash equivalents include time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less.

       Use of Estimates
       ----------------
          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expense during the reporting period. Actual results can differ from those estimates.

Note B - Scope of Business
--------------------------
          The corporation was formed on June 12, 1996 under the laws of the State of New York. The company was organized as a vehicle to acquire or merge with an operating business or company. Management believes that the company's characteristics as an enterprise with liquid assets, nominal liabilities, and flexibility in structuring will make the company an attractive combination candidate.

          Since organization of the company, its activities have been limited to the sale of initial shares in connection with its organization and its preparation in producing a registration statement and prospectus for its initial public offering.

Note C - Deferred Expenses
--------------------------
          Deferred charges represent management, consulting, legal, accounting, and filing fees, incurred up to the balance sheet date in the formation of the corporation.

Note D - New York State Franchise Taxes Payable and Accrued
-----------------------------------------------------------
          All corporations formed under New York State law, whether active or inactive, are subject to annual minimum New York State franchise taxes and filing fees. The corporation has provided for these costs for the period June 12, 1996 to June 30, 1996.

Note E - Promissory Note Payable - Stockholder
----------------------------------------------
          Promissory note bearing interest at 10% per annum, or the federal funds rate, whichever is higher, principal and interest due and payable in full by May 1, 1997.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24. Indemnification of Directors and Officers (State of New York Business Corporation Law)
--------------------------------------------------------------------------------

Section 721. Nonexclusivity of statutory provisions for indemnification of directors and officers.
--------------------------------------------------------------------------------

     The indemnification and advancement of expenses granted pursuant to, or provided by, this article shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, whether contained in the certificate of incorporation or the by-laws or, when authorized by such certificate of incorporation or by-laws (i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts where committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Nothing contained in this article shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

Section 722. Authorization for indemnification of directors and officers.
-------------------------------------------------------------------------

     (a) A corporation may indemnify and person made, or theratened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corportation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgements, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therin, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

     (b) The termination of any such civil or crimanal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such director or officer did not act, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation or that he had reaonable cause to believe that his conduct was unlawful.

     (c) A corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporaton, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorney's fees, actually and necessarily incurred by him in connection wiht the defense or settlement of such action, or in connection with an appeal therin, if such director or officer acted, in good faith, for a purpose which he reasonably believed t be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, dertermines upon application that, in view of all the cricumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

     (d) For the purpose of this section, a corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonable believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.


Section 723. Payment of indemnification other than by court award.
------------------------------------------------------------------

     (a) A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in section 722 shall be entitled to indemnification as authorized in such section.

     (b) except as provided in paragraph (a), any indemnification under section 722 or otherwise permitted by section 721, unless ordered by a court under section 724 (Indemnification of directors and officers by a court), shall be made by the corporation, only if authorized in the specific case:

     (1) By the board acting by a quorum consisting of directors who are not parties to such action or proceeding upon a finding that the firector or officer has met the standard of conduct set forth in section 722 or established pursuant to section 721, as the case may be, or,

     (2) If a quorum under subparagraph (1) is not obtainable or, even if obtainable, a quorum of disinterested directors so directs;

     (A) By the board upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in such sections has been met by such director or officer, or,

     (B) By the shareholders upon a finding that the director or officer has met the applicable standard of conduct set forth in such sections.

     (C) Expenses incurred in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an indertaking by or on behalf of such director or officer to repay such amount as, and to the extent, required by paragraph (a) of section 725.

Section 724.  Indemnification of directors and officers by a court.
------------  -----------------------------------------------------

     (a) Not withstanding the failure of a corporation to provide indemnification, and despite any contrary resolution of the board or of the shareholders in the specific case under section 723 (Payment of indemnification other than by court award), indemnification shall be awarded by a court to the extent authorized under secton 722 (Authorization for indemnification of directors and officers), and paragraph (a) of section 723. Applicaton therefor may be made, in every case, either:

     (1) In the civil action or proceeding in which the expenses were incurred or other amounts were paid, or

     (2) To the supreme court in a separate proceeding, in which case the application shall set forth the disposition of any previous application made to any court for the same or similar relief and also reasonable cause for the failure to make application for such relief in the action or proceeding in which the expenses werer incurred or other amounts were paid.

     (b) The application shall be made in such manner and form as may be required by the applicable rules of court or, in the absence thereof, by directon of a court to which it is made. Such application shall be upon notice to the corporation. The court may also direct that notice be given at the expense of the corporation to the shareholders and such other persons as it may designate in such manner as it may require.

     (c) Where indemnification is sought by judicial action, the court may allow a person such reasonable expenses, including attorney's fees, during the pendency of the litigation as are necessary in connection with his defense therein, if the court shall find that the defendant has by his pleadings or during the course of the litigation raised genuine issues of fact or law.


Section  725.  Other  provisions  affecting  indemnification  of  directors  and officers.
--------------------------------------------------------------------------------

     (a) All expenses incurred in defending a civil or criminal action or proceeding which are advanced by the corporation under paragraph (c) of section

723 (payment of indemnification other than by court award) or allowed by a court under paragraph (c) of section 724 (Indemnification of directors and officers by a court) shall be repaid in case the person receiving such advancement or allowance is ultimately found, under the procedure set forth in this article, not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced by the corporation or allowed by the court exceed the indeminification to which he is entitled.

     (b) No  indemnification,  advancement or allowance shall be made under this article in any circumstance where it appears:

     (1) That the indemnification would be inconsistent with the law of the jurisdiction of incorporation of a foreign corporation which prohibits or otherwise limits such indemnification;

     (2) That the indemnification would be inconsistent with a provision of the certificate of incorporaton, a by-law, a resolution of the board or of the shareholders, an agreement or other proper corporate action, in effect at the time of the accrual of the alleged cause of action asserted in the threatened or pending action or proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

     (3) If there has been a settlement approved by the court, that the indemnification would be inconsistent with any condition with respect to indemnification expressly imposed by the court in approving the settlement.

     (c) If any expenses or other amounts are paid by way of indemnification, otherwise than by court order of action by the shareholders, the corporation shall, not later than the next annual meeting of shareholders unless such meeting is held within three months from the date of such payment, and, in any event, within fifteen months from the date of such payment, mail to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

     (d) If any action with respect to indemnification of directors and officers is taken by way of amendment of the by-laws, resolution of directors, or by agreement, then the corporation shall, not later than the next annual meeting of shareholders, unless such meeting is held within three months from the date of such action, and, in any event, within fifteen months from the date of such action, mail to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the action taken.

     (e) Any notification required to be made pursuant to the foregoing paragraph (c) or (d) of this section by any domestic mutual insurer shall be satisfied by compliance with the corresponding provisions of section one thousand two hundred sixteen of the insurance law.

     (f) The provisions of this article relating to indemnification of directors and officers and insurance therefor shall apply to domestic corporations and foreign corporations doing business in this state, except as provided in section 1320 (Exemption from certain provisions).

Section 726. Insurance for indemnification of directors and officers.
---------------------------------------------------------------------

     (a) Subject to paragraph (b), a corporation shall have power to purchase and maintain insurance:

     (1) To indemnify the corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of this article, and

     (2) To indemnify directors and officers in instances in which they may be indemnified by the corporation under the provisions of this article, and

     (3) To indemnify directors and officers in instances in which they may not otherwise be indemnified by the corporation under the provisions of this article provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the superintendent of insurance, for a retention amount and for co-insurance.

     (b) No insurance under paragraph (a) may provide for any payment, other than cost of defense, to or on behalf of any director or officer:

     (1) if a judgment or other final adjudication adverse to the insured director or officer establishes that his acts of active and deliberate dishonesty were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled, or

     (2) in relation to any risk the insurance of which is prohibited under the insurance law of this state.

     (c) Insurance under any or all subparagraphs of paragraph (a) may be included in a single contract or supplement thereto. Retrospective rated contracts are prohibited.

     (d) The corporation shall, within the time and to the persons provided in paragraph (c) of section 725 (Other provisions affecting indemnification of directors or officers), mail a statement in respect of any insurance it has purchased or renewed under this section, specifying the insurance carrier, date of the contract, cost of the insurance, corporate positions insured, and a statement explaining all sums, not previously reported in a statement to shareholders, paid under any indemnification insurance contract.

     (e) This section is the public policy of this state to spread the risk of corporate management, notwithstanding any other general or special law of this state or of any other jurisdiction including the federal government.

Item 25.  Expenses of Issuance and Distribution
          -------------------------------------

     The other expenses payable by the registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:

Escrow Fee                                                     $ 1,500
Securities and Exchange Commission Registration Fee            $   100
Legal Fees                                                     $24,000
Accounting Fees                                                $ 2,000
Printing and Engraving                                         $ 2,000
Blue Sky Qualification Fees and Expenses                       $ 2,500
Miscellaneous                                                  $ 1,700
Transfer Agent Fee                                             $ 1,200
                                                               -------

Total                                                          $35,000

Item  26.  Recent Sales of Unregistered  Securities
           ----------------------------------------

     The Company issued 450,000 shares of Common Stock on June 17,1996 to its initial shtckholders for $450.00


Name/Address Consideration        Shares of Common Stock
   Beneficial Owner (1)               Purchased (2)                 Price Paid
--------------------------        ----------------------            ----------

Michael Abboud                          350,000                      $350,000
111605 Westwood Lane
Omaha, Nebraska 68144

Todd Abboud                              50,000                      $ 50,000
6106 S. 161st Ave
Omaha, Nebraska 68137

Elizabeth Kish                           50,000                      $ 50,000
3110 S. 122 Ave
Omaha, Nebraska 68144-6005



     (1) May be deemed "Promoters" of the Company, as that term is defined under the Securities Act of 1933.

     (2) These Shares were sold under the exemption of Section 4(2) of the Securities Act of 1933.

     Neither the Company nor any person acting on its behalf offered or sold the secruities by means of any form of general solicitation or general advertising.

     Each purchaser represented in writing that he/she acquired the securities for his own account. A legend was placed on the certificates stating that the securities have not been registered under the Act and setting forth the restrictions on their transferability and sale. Each purchaser signed a written agreement that the securities will not be sold without registration under the Act or exemption therefrom.

                                    EXHIBITS


Item 27

3.1      Certificate of Incorporation.

3.2      By-Laws.

4.1      Specimen Certificate of Common Stock.

4.6      Form of Escrow Agreement.

5.0      Opinion of Counsel.

24.0     Accountant's Consent to Use Opinion.

24.1     Counsel's Consent to Use Opinion.

99.0     Agreement Among Management.

Item 28.  UNDERTAKINGS
          ------------

     The registrant undertakes:

(1) To file, during any period in which offers or sales are being made, post-effictive amendmane to this registration statement:

     (i) To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the Effective Date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement, or any material change to such information in the registration statement, including (but not limited to) any addition or deletion of managing underwriter;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering therof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To deposit into the Escrow Account at the closing, certificates in such denominations and registered in such names as required by the Company to permit prompt delivery to each purchaser upon release of such securities from the Escrow Account in accordance with Rule 419 of Regulation C under the Securities Act. Pursuant to Rule 419, these certificates shall be deposited into an escrow account, not to be released until a business combination is consummated.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.







                    -This Space is Intentionally Left Blank-

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Council Bluffs, State of Iowa on August 5, 1996.

(Registrant)  Pacific Basin Development, Corp.

By:  /S/  MICHAEL A. ABBOUD
----------------------------------
Michael A. Abboud, President/
Chief Financial Officer/Director

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


By:  /S/  MICHAEL A. ABBOUD
-----------------------------------
(Title)  President/Chief Financial
Officer/Director

(Date)  August 1, 1996
------------------------------------


By:  /S/  TODD ABBOUD
------------------------------------
(Title)  Treasurer/Director

(Date)  August 1, 1996
------------------------------------


By:  /S/  ELIZABETH KISH
------------------------------------
(Title)  Secretary/Director

(Date)  August 2, 1996